As filed with the Securities and Exchange Commission on March 18, 2013

Registration No. 333-186264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF2 FINANCIAL MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-1314400
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

999 18th Street, Suite 3000

Denver, CO 80202

(303) 893-2902

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Foote, President and Chief Executive Officer

HF2 Financial Management Inc.

999 18th Street, Suite 3000

Denver, CO 80202

(303) 893-2902

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 (212) 705-7000 (212) 702-3625 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 818-8000 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2013

PRELIMINARY PROSPECTUS

HF2 Financial Management Inc.

$153,000,000

15,300,000 Shares of Class A Common Stock

HF2 Financial Management Inc. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies operating in the financial services industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but have not completed the initial business combination within such 18-month period), we will redeem 100% of the public shares for a pro rata portion of the trust account described below.

This is an initial public offering of our Class A Common Stock. We are offering 15,300,000 shares at an offering price of $10.00. We have also granted the underwriters a 45-day option to purchase up to an additional 2,295,000 shares to cover over-allotments, if any.

We will seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and interest income), subject to the limitations described herein. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of a cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. that is due upon consummation of our initial business combination) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination.

Our sponsors have committed to purchase from us an aggregate of 1,414,875 shares of Class A Common Stock at a price of $10.00 per share (for a total purchase price of $14,148,750) in a private placement that will occur simultaneously with the consummation of this offering. Our sponsors also have agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option.

There is presently no public market for our shares of Class A Common Stock. We have applied to have our shares listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “HTWO”. We cannot assure you that our shares will continue to be listed on Nasdaq following this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Share	$10.00	$0.29	$9.71
Total	$153,000,000	$4,437,000	$148,563,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of this offering, an aggregate of $160,650,000 or $10.50 per share sold to the public in this offering (or $184,747,500 if the over-allotment option is exercised in full) will be deposited into a United States-based trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of our public shares (which may not occur until             , 2015).

The underwriters are offering the shares on a firm commitment basis. EarlyBirdCapital, Inc., acting as the representative of the underwriters, expects to deliver the shares to purchasers on or about             , 2013.

EarlyBirdCapital, Inc.

Sandler O’Neill + Partners, L.P.

            , 2013

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. When you make a decision about whether to participate in this offering, you should not rely on any information other than the information contained in this prospectus or any such free writing prospectus. This document may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to HF2 Financial Management Inc.;

•	references in this prospectus to “Highbury” refer to Highbury Financial Inc.;

•

references in this prospectus to our “public shares” refer to shares of our Class A Common Stock sold in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsors (as defined below) to the extent our sponsors purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;

•	references in this prospectus to our “Class A Common Stock” refer to our Class A common stock, par value $0.0001 per share;

•	references in this prospectus to our “Class B Common Stock” refer to our Class B common stock, par value $0.000001 per share;

•	references in this prospectus to our “common stock” refer to our Class A Common Stock and Class B Common Stock;

•

references in this prospectus to our “founders’ shares” refer to the 4,398,750 shares of our Class A Common Stock purchased by our sponsors in December 2012 and February 2013 for an aggregate of $25,845;

•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;

•	references in this prospectus to our “sponsors” refer to our initial stockholders prior to this offering;

•

references in this prospectus to our “sponsors’ shares” refer to the 1,414,874 shares of our Class A Common Stock (or 1,598,400 shares of our Class A Common Stock if the the underwriters exercise their over-allotment in full) our sponsors have committed to purchase at a price of $10.00 per share;

•	references in this prospectus to “taxes” or “tax obligations” refer to income, franchise or other tax obligations of any kind; and

•	except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company formed under the laws of the State of Delaware on October 5, 2012. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any target business on which to concentrate our search for our initial business combination. None of our officers, directors, promoters, Advisory Board members and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.

We intend to focus our search on businesses that may provide significant opportunities for attractive investor returns. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies operating in the financial services industry where our management team has significant experience.

Our officers, consisting of R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President and Chief Executive Officer, and R. Bradley Forth, our Executive Vice President and Chief Financial Officer, share a common background at Berkshire Capital Securities LLC, or Berkshire Capital, an investment bank focused on providing advice to financial institutions. Over Berkshire Capital’s 30-year history, its partners have developed long-term relationships with a wide range of U.S. and foreign private and public financial services organizations of all sizes. We believe these relationships will provide us with exposure to a broad population of potential acquisition targets.

In January 2006, Highbury Financial Inc., a blank check company founded by our management and certain of our sponsors including R. Bruce Cameron, Richard S. Foote, R. Bradley Forth and Broad Hollow LLC, consummated its initial public offering, raising approximately $46.5 million. In November 2006, Highbury acquired the U.S. mutual fund business of ABN AMRO and subsequently rebranded the acquired business as Aston Asset Management LLC, or Aston. Aston is a mutual fund investment management firm that offers mutual funds and separately managed accounts through sub-advisory partnerships with high quality investment management firms. Highbury worked with Aston’s management team to build and strengthen the business, including closing or merging 11 mutual funds and launching 16 new mutual funds. Highbury also introduced new sub-advisors to the Aston management team and provided $6.9 million of seed capital to launch new Aston mutual funds. Aston’s assets under management increased from approximately $5.5 billion at the time of the acquisition in November 2006 to approximately $7.3 billion at the end of March 2010. In April 2010, Highbury was sold to Affiliated Managers Group, Inc., or AMG, in a tax-deferred stock-for-stock transaction. See “Proposed Business—Introduction” for additional information regarding Highbury.

R. Bruce Cameron served as Chairman of the Board of Directors of Highbury from its inception until its acquisition by AMG. Richard S. Foote served as President and Chief Executive Officer and a Director of Highbury from its inception until its acquisition by AMG. R. Bradley Forth served as Executive Vice President and Chief Financial Officer of Highbury from its inception until its acquisition by AMG.

We will have until 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but have not completed the initial business combination within such 18-month period) to consummate our initial business combination. If we are unable to consummate our initial business combination within such time periods, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. We expect the per share redemption price to be $10.50 per share of Class A Common Stock, without taking into account any interest earned on such funds, which will be distributed to pay our tax obligations and to meet our working capital requirements. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such initial business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value).

We may structure our initial business combination as an acquisition of 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public stockholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target). We may issue shares of Class A Common Stock, and/or our Class B Stockholder may transfer its shares of Class B Common Stock, in connection with our initial business combination and, as a result, shareholders of the target business may own a majority of our outstanding common stock following our initial business combination.

As more fully discussed in “Management — Conflicts of Interest”, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations. With respect to the pre-existing fiduciary or contractual duties that each of Messrs. Cameron, Foote and Forth may owe to Berkshire Capital and each of Broad Hollow LLC, Broad Hollow Investors LLC and Broad Hollow Partners LLC, each a limited liability company formed by our officers and certain of our sponsors to pursue principal investments in the investment management industry, each of Berkshire Capital, Broad Hollow LLC, Broad Hollow Investors LLC, Broad Hollow Partners LLC and Messrs. Cameron, Foote and Forth has agreed that, until the earlier of our consummation of an initial business combination or the liquidation of the trust account, each of Messrs. Cameron, Foote and Forth will present to us any acquisition opportunity with a target business having a fair market value in excess of 80% of the balance of the funds in the trust account prior to presenting such acquisition opportunity to Berkshire Capital, Broad Hollow LLC, Broad Hollow Investors LLC or Broad Hollow Partners LLC as principal. In addition, our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we have executed a letter of intent or agreement in principle for an initial business combination within 18 months from the date of this prospectus but have not completed the initial business combination within such 18-month period).

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our non-convertible debt issued within a three year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards.

Private Placements

In December 2012, our sponsors purchased an aggregate of 4,255,000 shares of our Class A Common Stock, which we refer to throughout this prospectus as the “founders’ shares,” for an aggregate purchase price of $25,000, or approximately $0.005875 per share. In February 2013, our sponsors purchased, on a net basis, an additional 143,750 founders’ shares for an aggregate purchase price of $845, or approximately $0.00587 per share as more fully described in “Certain Relationships and Related Party Transactions”. The 4,398,750 founders’ shares include an aggregate of up to 573,750 shares held by certain of our sponsors subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our sponsors will collectively own 20% of our issued and outstanding shares of Class A Common Stock after this offering (excluding the purchase of the sponsors’ shares and assuming our sponsors do not purchase shares in this offering). None of our sponsors has indicated an interest in purchasing shares in this offering.

The founders’ shares are identical to the shares of Class A Common Stock being sold in this offering. However, our sponsors have agreed (A) to vote their founders’ shares and any public shares acquired in or after this offering in favor of any proposed initial business combination, and (B) not to convert any founders’ shares in connection with a stockholder vote to approve our proposed initial business combination. Additionally, our sponsors have agreed not to transfer, assign or sell any of the founders’ shares (except to certain permitted transferees) until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination (1) with respect to 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and, with respect to the remaining 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our holders of Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property. The founders’ shares will not participate in the redemption of our public shares in the event that we do not consummate an initial business combination within the required time period.

Our sponsors have committed to purchase from us an aggregate of 1,414,875 shares of Class A Common Stock at a price of $10.00 per share (for a total purchase price of $14,148,750) in a private placement that will occur simultaneously with the consummation of this offering. Our sponsors also have agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. We refer to the shares that our sponsors have committed to purchase in these private placements as the sponsors’ shares.

The $14,148,750 of proceeds (or $15,984,000 if the underwriters exercise their over-allotment option in full), net of commissions payable to EarlyBirdCapital, Inc. on the sale of the sponsors’ shares of $148,000, or $170,200 if the over-allotment is exercised in full, from the private placement of the sponsors’ shares will be added to the proceeds of this offering and placed in a trust account in the United States at UBS Financial Services Inc. with Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but have not consummated the initial business combination within such 18-month period), the $14,000,750 of net proceeds (or $15,813,800 if the underwriters exercise their over-allotment option in full) from the purchase of the sponsors’ shares will be included in the liquidating distribution to our public stockholders.

The sponsors’ shares are identical to the shares sold in this offering. However, our sponsors have agreed (A) to vote their sponsors’ shares in favor of any proposed initial business combination, and (B) not to convert any sponsors’ shares in connection with a stockholder vote to approve our proposed initial business combination. Additionally, our sponsors have agreed not to transfer, assign or sell any of the sponsors’ shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination. The sponsors’ shares will not participate in the redemption of our public shares in the event that we do not consummate an initial business combination within the required time period.

In December 2012, Mr. Cameron purchased an aggregate of 20,000,000 shares of Class B Common Stock for an aggregate purchase price of $20, or $0.000001 per share, which is the per share par value. Mr. Cameron has contributed the shares of Class B Common Stock to the HF2 Class B Trust, which we refer to as the Class B Stockholder. Wilmington Trust, National Association serves as administrative trustee of the HF2 Class B Trust. Shares of our Class B Common Stock are entitled to ten votes per share and will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. Shares of our Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon a liquidation) and therefore have no rights to any of the proceeds held in the trust account. This dual-class capital structure, with one class having superior voting rights, is not uncommon for publicly-traded financial services companies. We believe the availability of the Class B Common Stock for use in our initial business combination may make us more attractive to certain target businesses and thus could help facilitate the consummation of our initial business combination.

Due to its ownership of the Class B Common Stock, our Class B Stockholder will hold approximately 90.7% of the combined voting power of our common stock immediately after this offering (or approximately 89.4% if the underwriters exercise in full their option to purchase additional shares). Prior to our initial business combination and in connection with any vote on our initial business combination, the shares of Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to consummation of our initial business combination, holders of a majority of our shares of Class A Common Stock will control the vote on any matter submitted to our stockholders for a vote. Our amended and restated certificate of incorporation will provide that the shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution. It also will provide that such shares may be transferred only in connection with our initial business combination and only with the consent of our board of directors either to the owners or employees of the target business, assuming the owners or employees of the target business require we transfer any such shares to them, or, if they do not require that any or all of the shares of Class B Common Stock be transferred to them, the balance of such shares will be transferred to us in exchange for their par value. Any shares of Class B Common Stock transferred to us will not be reissued.

Our executive offices are located at 999 18th Street, Suite 3000, Denver, Colorado 80202, and our telephone number is (303) 893-2902.

The Offering

In deciding whether to invest in our shares, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 21 of this prospectus.

Securities offered	15,300,000 shares of Class A Common Stock, at $10.00 per share.

Listing of our shares and proposed symbol	We have applied to have our shares of Class A Common Stock listed on Nasdaq under the symbol “HTWO”. The shares will begin trading on or promptly after the date of this prospectus. Although, after giving effect to this offering, we meet the minimum initial listing standards of Nasdaq on a pro forma basis, which generally require that we have stockholders’ equity of at least $4,000,000, a market value of publicly held shares of at least $15,000,000, a market value of our Class A Common Stock of at least $50,000,000, at least 1,000,000 publicly held shares and 300 shareholders, we cannot assure you that our shares will continue to be listed on Nasdaq as we might not in the future meet Nasdaq’s continued listing standards.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the shares commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Shares of Class A Common Stock:

Number outstanding before this offering	4,398,750 shares(1)

Number to be sold to sponsors in private placement	1,414,875 shares

Number to be outstanding after this offering and sale to sponsors in private placement	20,539,875 shares(2)

(1)	This number includes an aggregate of 573,750 founders’ shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 573,750 founders’ shares have been forfeited.

Shares of Class B Common Stock:

Number outstanding before this offering	20,000,000 shares

Number to be outstanding after this offering	20,000,000 shares

Class B Common Stock	In December 2012, Mr. Cameron purchased an aggregate of 20,000,000 shares of Class B Common Stock for an aggregate purchase price of $20, or $0.000001 per share, which is the per share par value. Mr. Cameron has contributed the shares of Class B Common Stock to the HF2 Class B Trust. Wilmington Trust, National Association serves as administrative trustee of the HF2 Class B Trust. Healey Family Foundation, Healey Associates LLC, Randall S. Yanker, T. Robert Burke and Kenneth L. Rilander will hold the beneficial interests of the HF2 Class B Trust. Shares of our Class B Common Stock are entitled to ten votes per share and will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. Shares of our Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon a liquidation) and therefore have no rights to any of the proceeds held in the trust account. This dual-class structure is different than other similarly structured blank check companies that only provide for the issuance of one class of common stock in their charter documents.

Due to its ownership of the Class B Common Stock, our Class B Stockholder will hold approximately 90.7% of the combined voting power of our common stock immediately after this offering (or approximately 89.4% if the underwriters exercise in full their option to purchase additional shares). Prior to our initial business combination and in connection with any vote on our initial business combination, the shares of Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to consummation of our initial business combination, holders of a majority of our shares of Class A Common Stock will control the vote on any matter submitted to our stockholders for a vote.

Our amended and restated certificate of incorporation will provide that the shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution. It also will provide that such shares may be transferred only in connection with our initial business combination and only with the consent of our board of directors either to the owners or employees of the target business, assuming the owners or employees of the target business require we transfer any such shares to them, or, if they do not require that any or all of the shares of Class B Common Stock be transferred to them, the balance of such shares will be transferred to us in exchange for their par value. Any shares of Class B Common Stock transferred to us will not be reissued.

If the shares of Class B Common Stock remain outstanding following the consummation of our initial business combination, the holders of the Class B Common Stock will be entitled to vote their shares of Class B Common Stock in their own discretion and will hold a majority of the combined voting power of our common stock.

This dual-class capital structure, with one class having superior voting rights, is not uncommon for publicly-traded financial services companies but is uncommon for blank check companies with a structure similar to ours. We believe the availability of the Class B Common Stock for use in our initial business combination may make us more attractive to target businesses and thus could help facilitate the consummation of our initial business combination. However, we cannot assure you of this.

Class A Common Stock being purchased by our sponsors	In December 2012, our sponsors purchased an aggregate of 4,255,000 founders’ shares for an aggregate purchase price of $25,000, or approximately $0.005875 per share. In February 2013, our sponsors purchased, on a net basis, an additional 143,750 founders’ shares for an aggregate purchase price of $845, or approximately $0.005875 per share. The 4,398,750 founder’s shares include an aggregate of up to 573,750 shares of Class A Common Stock held by certain of our sponsors subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Those certain sponsors will be required to forfeit a number of shares of Class A Common Stock necessary to maintain the 20% ownership interest in our shares of Class A Common Stock represented by the founders’ shares after giving effect to the offering (excluding the purchase of the sponsors’ shares) and exercise, if any, of the underwriters’ over-allotment option. Including the purchase of the sponsors’ shares, our sponsors will own approximately 25.5% of our Class A Common Stock after this offering (or approximately 25.4% if the over-allotment option is exercised in full) assuming they do not purchase any shares in this offering. The founders’ shares are identical to the shares of Class A Common Stock being sold in this offering. Our sponsors have agreed, however (A) to vote their founders’ shares and any public shares purchased in or after this offering in favor of any proposed business combination, and (B) not to convert any founders’ shares in connection with a stockholder vote to approve a proposed initial business combination. Our sponsors, other than Bulldog Investors and White Sand Investor Group, LP, have also agreed not to convert any public shares purchased in or after this offering in connection with a stockholder vote to approve a proposed business combination. In the event of a liquidation prior to our initial business combination, the sponsors have agreed that the founders’ shares will not participate in liquidating distributions.

Our sponsors have committed that they will purchase an aggregate of 1,414,875 sponsors’ shares at $10.00 per share (for a total purchase price of $14,148,750) pursuant to letter agreements among us. These purchases will take place on a private placement basis and will be consummated simultaneously with the consummation of this offering. Our sponsors also have agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. The amounts to be paid upon consummation of these private placements will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The sponsors’ shares are identical to the shares sold in this offering. Our sponsors have agreed, however (A) to vote their sponsors’ shares in favor of any proposed business combination, and (B) not to convert any sponsors’ shares in connection with a stockholder vote to approve a proposed initial business combination. In the event of a liquidation prior to our initial business combination, the sponsors have agreed that the sponsors’ shares will not participate in liquidating distributions.

Restrictions on transfer of founders’ shares, sponsors’ shares and Class B Common Stock	On the date of this prospectus, the founders’ shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent.

Subject to certain limited exceptions, the founders’ shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination (1) with respect to 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and, with respect to the remaining 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Our sponsors have agreed not to transfer, assign or sell any of the sponsors’ shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination.

The limited exceptions referred to above with respect to the founders’ shares and sponsors’ shares include (1) transfers to other holders of founders’ shares or sponsors’ shares, as the case may be, to our officers, directors and employees, to a holder’s affiliates or to its members upon its liquidation, (2) transfers to relatives and trusts for estate planning purposes, (3) transfers by virtue of the laws of descent and distribution upon death, (4) transfers pursuant to a qualified domestic relations order or (5) transfers by private sales made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the restrictions on transferability and/or terms of the escrow agreement and forfeiture, as the case may be.

Our amended and restated certificate of incorporation will provide that our shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution.

Offering proceeds to be held in the trust account	We estimate that the net proceeds from the sale of the shares of Class A Common Stock in this offering and the sale of the sponsors’ shares in the private placement, after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of $4,437,000 (or $5,102,550 if the over-allotment option is exercised in full), representing 2.9% of the gross proceeds of the offering, and $148,000 (or $170,200 if the over-allotment option is exercised in full) representing commissions payable by us upon consummation of this offering on the sale of the sponsors’ shares, will be $161,763,750 (or $185,861,250 if the over-allotment option is exercised in full). $160,650,000 (or $184,747,500 if the over-allotment option is exercised in full) representing $10.50 per share sold to the public in this offering, will be placed in a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The remaining $1,113,750 of net proceeds will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but have not completed the initial business combination within such 18-month period) and (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the required time period. Therefore, except as set forth below, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

There will, however, be released to us from the trust account all interest earned on the funds in the trust account. The interest income on the amounts held in our trust account will be used to fund our tax obligations and working capital requirements. Subject to these exceptions, expenses incurred by us may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account of approximately $1,113,750 and, if the funds not held in the trust account and interest earned on the funds held in the trust account available to us are insufficient to meet our working capital requirements, our sponsors, officers and directors may, but are not obligated to, loan us funds, or invest in us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion for these purposes. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our discretion, the notes may be converted into shares of Class A Common Stock at a price of $10.00 per share. If we do not complete an initial business combination, the loans will be forgiven.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid to our sponsors, officers, directors, Advisory Board members or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	repayment at the closing of this offering of an aggregate of $150,000 of non-interest bearing loans made by certain of our sponsors;

•

payment of $10,000 per month to Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, for general and administrative services including office space, utilities and secretarial support; and

•

reimbursement of reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and consummating an initial business combination as well as traveling to and from the offices or similar locations of prospective target businesses to examine their operations.

We cannot estimate the amount of reasonable out-of-pocket expenses that will be reimbursed to our sponsors, officers, directors, Advisory Board members or their affiliates because such amount will depend on a number of factors including the number of potential target businesses we identify and diligence, the breadth of due diligence we conduct on target businesses, the extent of travel and other expenses incurred in the diligence process and the length of time it takes to consummate an initial business combination with any potential target business. Solely by way of example, Highbury reimbursed its officers, directors and initial stockholders approximately $85,000 for expenses incurred in connection with the consummation of its initial business combination. However, the amount of expenses reimbursed by Highbury is not necessarily indicative of the expenses our sponsors, officers, directors, Advisory Board members and their affiliates will incur in connection with our initial business combination because the number of potential targets identified and diligenced, the breadth of due diligence, the extent of travel and other expenses and the time required to consummate our initial business combination may be different for us than it was for Highbury. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, however, that to the extent such out-of-pocket expenses exceed the $1,113,750 of available proceeds not deposited in the trust account and interest income on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all reimbursements and payments made to any sponsor, Advisory Board member or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Stockholder approval of initial business combination	In connection with any proposed initial business combination, we will seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and interest income), subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.50 per share. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of a cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. in an amount equal to 4% of the gross proceeds of this offering) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. If holders of public shares indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, prior to the meeting of the stockholders, we may negotiate arrangements to provide for the purchase of such shares immediately following the closing of such business combination using funds released from the trust account upon such closing. If the number of public stockholders electing to exercise their conversion rights would have the effect of reducing our net tangible assets to less than $5,000,001 and we are not able to negotiate arrangements to purchase such shares, we will not be able to consummate such initial business combination, and we may not be able to locate another suitable target within the applicable time period, if at all. If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, in each case in excess of $5,000,001, then this working capital or minimum available funds threshold may further limit our ability to consummate our initial business combination (as we may be required to have a lesser number of shares seek to convert) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate our initial business combination, and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait the full 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but have not completed the initial business combination within such 18-month period) in order to be able to receive a pro rata share of the trust account.

Our sponsors and our officers and directors have agreed (1) to vote any of their founders’ shares, sponsors’ shares and any public shares purchased in or after this offering in favor of any proposed initial business combination and (2) not to convert any founders’ shares or sponsors’ shares in connection with a stockholder vote to approve a proposed initial business combination.

In addition, our officers, directors and sponsors (other than Bulldog Investors and White Sand Investor Group, LP) have agreed not to convert in connection with a stockholder vote to approve a proposed initial business combination any public shares purchased in or after this offering. Prior to our initial business combination and in connection with any vote on an initial business combination, the shares of Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. However, the shares of Class B Common Stock will have no right to receive any portion of the funds held in the trust account.

Traditionally, a blank check company would not be able to consummate a business combination if the holders of its public shares voted against a proposed business combination and elected to convert more than a specified percentage, typically between 20% and 40%, of the shares sold in such company’s initial public offering. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Other than the $5,000,001 net tangible amount threshold described above (after giving affect to the payment to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. of the cash advisory fee if we consummate our initial business combination), there will not be a condition to completion of our initial business combination based upon the number of public shares holders elect to convert.

Stockholder approval procedures	In connection with any vote for a proposed initial business combination, our sponsors, as well as all of our officers and directors, have agreed to vote their founders’ shares, sponsors’ shares and any public shares acquired in or after this offering in favor of the proposed business combination. None of our sponsors, officers, directors or Advisory Board members or their affiliates has indicated any intention to purchase any shares of Class A Common Stock in this offering or from persons in the open market or in private transactions after this offering. If, however, a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsors, officers, directors, Advisory Board members or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

In connection with any vote on an initial business combination, our outstanding shares of Class B Common Stock will be voted in proportion to the vote of the holders of the Class A Common Stock. As a result, the holders of a majority of our shares of Class A Common Stock will control the vote on our initial business combination. For example, if holders of Class A Common Stock vote 60% of their shares in favor of our initial business combination, then our Class B Stockholder will vote 60% of its shares of Class B Common Stock in favor of our initial business combination.

The stockholder vote and solicitation of proxies in connection with the stockholder meeting to approve our initial business combination will be conducted in accordance with Regulation 14A under the Exchange Act and Delaware law, including the notice requirements for a stockholder meeting under Delaware law. We will consummate a business combination only if (1) a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the initial business combination and (2) we have net tangible assets of at least $5,000,001 (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) upon consummation of our initial business combination. Because approval of our initial business combination requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock that are voted, rather than a majority of the outstanding shares of Class A Common Stock, and our sponsors will hold approximately 25.5% of our Class A Common Stock after this offering and the private placement of the sponsors’ shares (or approximately 25.4% if the over-allotment option is exercised in full) assuming they do not purchase any shares in this offering, a proposed initial business combination will be approved unless public stockholders holding public shares in excess of 25.5% of our outstanding shares of Class A Common Stock (or 25.4% if the over-allotment option is exercised in full) vote against the proposed initial business combination.

Additionally, if holders of public shares indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, prior to the meeting of the stockholders, we may negotiate arrangements to provide for the purchase of such shares immediately following the closing of such business combination using funds released from the trust account upon the closing. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of Class A Common Stock outstanding vote in favor of a proposed business combination. All shares of Class A Common Stock to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties, or aggregators, to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our company following the consummation of the initial business combination. The proxy materials sent to stockholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. Additionally, the funds in our trust account that are used to purchase shares will not be available to us after the initial business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that we have a minimum amount of cash at closing). If we were to enter into arrangements with aggregators or other third parties, we would do so only if we believed it would be in the best interests of our remaining stockholders who would prefer completion of our initial business combination rather than liquidation.

Conversion rights	In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against the proposed business combination, to request that we convert his shares of Class A Common Stock into a pro rata share of the trust account (net of taxes payable and interest income). If a stockholder requests conversion with respect to some or all of his shares, the shares will be converted only if we consummate our initial business combination, which requires that we have net tangible assets of at least $5,000,001 upon consummation. If we do not consummate the initial business combination because effectuating all of the requested conversions would cause our net tangible assets to fall below $5,000,001 or for any other reason the shares will not be converted. Notwithstanding the foregoing, in accordance with our amended and restated certificate of incorporation a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of Class A Common Stock sold in this offering without our prior written consent. We believe this restriction will prevent an individual stockholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 20% of the shares of Class A Common Stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

To determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise conversion rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. These certifications, together with any other information relating to stock ownership available to us at that time, will be the sole basis on which we make the above-referenced determination. We believe that by having each stockholder provide a certification to us, it will remove the possibility for any disputes between us and public stockholders with respect to whether such stockholders are acting as a group. If we determine, however, that a stockholder is acting in concert or as a group with any other stockholder, we will notify such stockholder of our determination and offer him an opportunity to dispute our finding. The final determination whether a stockholder is acting in concert or as a group with any other stockholder will ultimately be made in good faith by our board of directors.

We may also require public stockholders who decide to convert their shares, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the vote on our initial business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 per tender and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy the delivery requirements. Accordingly, a public stockholder would have from the time the stockholder received our proxy statement until the time we required the tender of the certificates to deliver his shares of Class A Common Stock if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. As the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares of Class A Common Stock are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period will be sufficient for the average investor. Please see the risk factor titled “We may require public stockholders who wish to convert their shares of Class A Common Stock in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Conversion rights in connection with proposed amendments to our certificate of incorporation	Our amended and restated certificate of incorporation prohibits the amendment of certain of its provisions relating to the rights of our public stockholders prior to consummating our initial business combination without the approval of stockholders holding 65% of our outstanding shares. Prior to our consummation of our initial business combination, we have no intention of amending our amended and restated certificate of incorporation to reduce or remove the 65% stockholder approval requirement or to allow us a longer period of time to complete our initial business combination. Nonetheless, if we do seek to amend those provisions, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. Our sponsors have agreed to waive any conversion rights with respect to any founders’ shares, sponsors’ shares and any public shares they may hold in connection with any such vote to amend our amended and restated certificate of incorporation, and our outstanding shares of Class B Common Stock will be voted in proportion to the vote of the holders of the Class A Common Stock.

Liquidation if no initial business combination	If we are unable to complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been consummated within such 18-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and to the requirements of other applicable law.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our officers have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but they may not be able to satisfy their indemnification obligations if they are required to do so. Notwithstanding the foregoing, they will have no personal liability under this indemnity (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

The holders of the founders’ shares and sponsors’ shares will not participate in any redemption distribution from our trust account with respect to their founders’ shares or sponsors’ shares. Our Class B

Stockholder will not participate in any redemption distribution from our trust account with respect to its shares of Class B Common Stock.

If we are unable to consummate an initial business combination within the required time frame and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account which will be released to us to fund our tax obligations and working capital requirements, we expect that the initial per-share redemption price will be $10.50. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than $10.50.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our officers, directors and certain of our sponsors have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In deciding whether to invest in our Class A Common Stock, you should take into account the risks associated with such investment, including, but not limited to, the following:

•	if we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account;

•

unlike other blank check companies, we are only selling shares of Class A Common Stock in this offering rather than units comprised of common stock and warrants and therefore investors will not be issued warrants as part of their investment;

•

if the shares of Class B Common Stock remain outstanding following the consummation of our initial business combination, the holders of the Class B Common Stock will hold a majority of the combined voting power of our common stock;

•

our officers and directors may have fiduciary obligations to other entities, which could cause conflicts of interest in determining to which entity a particular business opportunity should be presented; and

•

this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and therefore you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	December 31, 2012
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(299,717)	$161,698,459
Total assets	$423,227	$161,788,270
Total liabilities	$398,707	$89,811
Value of Class A Common Stock which may be converted for cash	$—	$150,578,453
Stockholders’ equity	$24,520	$11,120,006	(2)

(1)	Includes the $14,000,750 of net proceeds we will receive from the sale of the sponsors’ shares. Assumes the over-allotment option has not been exercised.
(2)	Includes the required minimum net tangible assets of $5,000,001 as well as an amount equal to 4% of the gross proceeds of this offering ($6,120,000), which we will pay to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as a cash advisory fee if we consummate our initial business combination.

The “as adjusted” information gives effect to the sale of the shares we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $160,650,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination.

RISK FACTORS

An investment in our shares of Class A Common Stock involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our shares of Class A Common Stock. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our shares of Class A Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a newly formed blank check company in the development stage with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company in the development stage with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our shares of Class A Common Stock. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2012, we had $98,990 in cash and cash equivalents and a working capital deficiency of $299,717. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

We have 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement in connection with an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been consummated within such 18-month period) in which to complete our initial business combination. We have no obligation to return funds to public stockholders prior to such time unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought to convert their shares. Only after the expiration of this time period will public stockholders be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, public stockholders’ funds may be unavailable to them until after such time and, to liquidate their investment, public stockholders may be forced to sell their public shares, potentially at a loss.

If the shares of Class B Common Stock remain outstanding following the consummation of our initial business combination, the holders of the Class B Common Stock will hold a majority of the combined voting power of our common stock.

Unlike other similarly structured blank check companies, we are authorized to issue two classes of common stock. Our Class B Stockholder holds an aggregate of 20,000,000 shares of Class B Common Stock. Shares of our Class B Common Stock are entitled to ten votes per share and will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. Due to its ownership of the Class B Common Stock our Class B Stockholder will hold approximately 90.7% of the combined voting power of our common stock immediately after this offering (or approximately 89.4% if the underwriters exercise in full their option to purchase additional shares). Prior to our initial business combination and in connection with any vote on our initial business combination, the shares of our Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to consummation of our initial business combination, holders of a majority of our shares of Class A Common Stock will control the vote on any matter submitted to our stockholders for a vote.

Our amended and restated certificate of incorporation will provide that the shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution. It also will provide that such shares may be transferred only in connection with our initial business combination and only with the consent of our board of directors either to the owners or employees of the target business, assuming the owners or employees of the target business require we transfer any such shares to them, or, if they do not require that any or all of the shares of Class B Common Stock be transferred to them, the balance of such shares will be transferred to us in exchange for their par value. Any shares of Class B Common Stock transferred to us will not be reissued.

If the shares of Class B Common Stock remain outstanding following the consummation of our initial business combination, the holders of the Class B Common Stock will be entitled to vote the shares of Class B Common Stock in their own discretion and will hold a majority of the combined voting power of our common stock.

If all 180,000,000 authorized shares of Class A Common Stock are issued and outstanding following our initial business combination, and assuming the 20,000,000 shares of Class B Common Stock remain outstanding, the holders of our Class B Common Stock will hold approximately 52.6% of the combined voting power of our common stock. For so long as the outstanding shares of Class B Common Stock represent at least a majority of the combined voting power of our common stock, the holders of our Class B Common Stock will be able to elect all of the members of our board of directors and thereby control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of securities, and the declaration and payment of dividends. In addition, the holders of our Class B Common Stock will be able to determine the outcome of all matters requiring approval of our stockholders, and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company even though it may be in the best interests of the holders of our Class A Common Stock. In particular, this concentration of voting power could deprive holders of our Class A Common Stock of the opportunity to receive a premium for their shares of Class A Common Stock as part of a sale of our company, and could ultimately affect the market price of our Class A Common Stock.

Our Class B Common Stock and other provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A Common Stock and could entrench management.

Our Class B Stockholder holds an aggregate of 20,000,000 shares of Class B Common Stock, representing an aggregate of 200,000,000 votes. Shares of our Class B Common Stock will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. If all

180,000,000 authorized shares of Class A Common Stock are issued and outstanding following an initial business combination, and assuming the 20,000,000 shares of Class B Common Stock remain outstanding, the holders of our Class B Common Stock will hold approximately 52.6% of the combined voting power of our common stock. The voting power of our Class B Common Stock may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. In addition, after the consummation of our initial business combination, and assuming the Class B Common Stock is not transferred to us in connection with our initial business combination, the holders of our Class B Common Stock will control the vote on all matters presented to our holders of common stock for a vote, including the election of directors.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only one-third of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our sponsors, officers and directors will control a substantial interest in our Class A Common Stock and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering and purchase of the sponsors’ shares, our sponsors, officers and directors will collectively own approximately 25.5% of our issued and outstanding shares of Class A Common Stock (or 25.4% if the over-allotment option is exercised in full and, in either case, assuming they do not purchase any shares in this offering). None of our sponsors, officers, directors or Advisory Board members or their affiliates has indicated any intention to purchase shares in this offering or any shares of Class A Common Stock from persons in the open market or in private transactions. However, our sponsors, officers, directors, Advisory Board members or their affiliates may determine in the future to make purchases of Class A Common Stock from persons in the open market or in private transactions, to the extent permitted by law, in order to influence any vote.

Prior to our initial business combination and in connection with any vote on our initial business combination, the shares of our Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to consummation of an initial business combination, holders of a majority of our shares of Class A Common Stock will control the vote on any matter submitted to our stockholders for a vote and our sponsors, officers and directors will collectively own approximately 25.5% of our issued and outstanding shares of Class A Common Stock (or 25.4% if the over-allotment option is exercised in full and, in either case, assuming they do not purchase any shares in this offering). In connection with any vote for a proposed business combination, our sponsors, as well as all of our officers and directors, have agreed to vote the founders’ shares and sponsors’ shares as well as any shares of Class A Common Stock acquired in this offering or in the aftermarket in favor of such proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. If there is an annual meeting, as a consequence of our “staggered” board of directors, only one-third of the board of directors will be considered for election and our sponsors, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsors will continue to exert control at least until the consummation of our initial business combination at which time additional shares of Class A Common Stock may be issued and/or our Class B Common Stock may be redeemed or transferred.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months from the effective date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period) and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our shares will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation currently authorizes, and our amended and restated certificate of incorporation that will become effective prior to the consummation of this offering will authorize, the issuance of up to 180,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock and 2,000,000 shares of preferred stock. Immediately after this offering and the sale of the sponsors’ shares (assuming no exercise of the underwriters’ over-allotment option), there will be 159,460,125 and 2,000,000 authorized but unissued shares of Class A Common Stock and preferred stock, respectively, available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of Class A Common Stock or shares of preferred stock, or a combination of Class A Common Stock and preferred stock, to complete our initial business combination. The issuance of additional shares of Class A Common Stock or preferred stock will not reduce the per-share redemption amount in the trust account. The issuance of additional shares of Class A Common Stock or preferred stock:

•	may significantly reduce the equity interest of public stockholders in this offering;

•	may subordinate the rights of holders of shares of Class A Common Stock if we issue shares of preferred stock with rights senior to those afforded to our shares of Class A Common Stock;

•

may cause a change in control if a substantial number of shares of Class A Common Stock are issued and our outstanding shares of Class B Common Stock are redeemed, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our shares of Class A Common Stock; and

•

may result in the shareholders of the target business holding a majority of our outstanding shares of Class A Common Stock and, if our shares of Class B Common Stock are redeemed in connection with our initial business combination, our common stock.

We may incur significant indebtedness in order to consummate our initial business combination.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt instrument is payable on demand; and

•	our inability to obtain necessary additional financing if the debt instrument contains covenants restricting our ability to obtain such financing while the debt is outstanding.

If we incur indebtedness, our lender will not have a claim on the cash in the trust account and such indebtedness will not decrease the per share redemption amount in the trust account.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account (net of taxes payable) which will be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

Of the net proceeds of this offering, $1,113,750 is anticipated to be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. If the net proceeds of this offering are insufficient to allow us to operate for at least the next 24 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business and may be unable to complete our initial business combination. In such event, we would need to borrow funds from our sponsors, officers or directors to operate or may be forced to liquidate.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $10.50.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. Therefore, the per-share distribution from the trust account may be less than $10.50, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.50.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and to the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month (or 24th month, as the case may be) and, therefore, we do not intend to comply with Section 280 of the Delaware General Corporation Law. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the 3 year period of time in which a claim could have been made against our stockholders if we complied with Section 280 of the Delaware General Corporation Law. We may not properly assess all claims that may be potentially brought against us. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 18 month deadline (or 24 month deadline if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Unlike other blank check companies, we are only selling shares of Class A Common Stock in this offering rather than units comprised of common stock and warrants and therefore investors will not be issued warrants as part of their investment.

Unlike other blank check companies that sell units comprised of shares of common stock and warrants in their initial public offerings, we are only selling shares of Class A Common Stock in this offering. Accordingly, investors in this offering will not be issued any warrants as part of their investment. This may ultimately limit the value of your investment in our company.

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination.

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. Therefore, any benefit from your investment in shares of Class A Common Stock prior to our initial business combination will arise solely from the appreciation, if any, in the value of our Class A Common Stock.

Our directors may decide not to enforce the indemnification obligations of our officers, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.50 per public share and any of our officers asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such individual to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.50 per share.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business, although we intend to focus on companies operating in the financial services industry. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

Our ability to successfully effect our initial business combination and to be successful thereafter will be entirely dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We presently expect each of our employees to devote such amount of time as he reasonably believes is necessary to our business. The amount of time our officers and directors commit to our affairs will vary on a week to week basis but we anticipate that each of our officers will devote between 20 and 80 hours of his time to us per week. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

Currently, our key personnel are R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary. The role of our key personnel after our initial business combination remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to spend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could expose us to various regulatory and compliance issues that may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

Although we intend to focus on companies operating in the financial services industry, in which our directors, officers and Advisory Board members have significant experience, we may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a potential initial business combination. These agreements may provide for them to receive compensation following our initial business combination and thus raise conflicts of interest in their determination of whether a particular business combination should be pursued.

Our key personnel are likely to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals could influence their motivation in identifying and selecting a target business.

Our officers and directors may have fiduciary obligations to other entities, which could cause additional conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us. Further, our officers and directors are affiliated with other entities which may be presented with business opportunities, either for themselves or for their clients, which may also be appropriate for presentation to us. Specifically, Messrs. Cameron, Foote and Forth are employed by and equity owners of Berkshire Capital, which is an investment bank focused on providing advice to financial institutions. Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry, and Berkshire Capital will have no duty to present acquisition opportunities to us before it presents them to its clients. We cannot assure you that these or other conflicts of interest arising out of our officers’ and directors’ affiliations with other entities would be resolved in our favor. We have no formal arrangement or agreement with our Advisory Board members to provide services to us and, accordingly, they have no contractual or fiduciary obligations to present business opportunities to us. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which will create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as he reasonably believes is necessary to our business. The amount of time our officers and directors commit to our affairs will vary on a week to week basis but we anticipate that each of our officers will devote between 20 and 80 hours of his time to us per week. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliates of our existing stockholders, which may raise potential conflicts.

Although we do not anticipate acquiring or acquiring control of businesses affiliated with our existing stockholders in connection with our initial business combination, we have agreed to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders. Despite this agreement, potential conflicts of interest may still exist and, as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

In particular, Berkshire Capital, in its capacity as a financial advisor to its clients, may present us with acquisition opportunities on behalf of its clients. We will not pay Berkshire Capital any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination, other than $10,000 per month for general and administrative services including office space, utilities and secretarial support. Also, the completion of a business combination between us and an entity owned by a client of Berkshire Capital or any other business in which our officers or directors may have an interest could enhance their prospects for future business from such client. Because certain of our officers and directors are employees and beneficial owners of Berkshire Capital and other businesses, they will have a conflict of interest in determining whether to recommend a business combination with a Berkshire Capital client or an entity affiliated with a client of Berkshire Capital or any other business in which our officers or directors may have an interest. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.”

The founders’ shares and sponsors’ shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors will have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to convert their founders’ shares, sponsors’ shares or any other shares purchased in this offering or thereafter, or to receive distributions with respect to their founders’ shares or sponsors’ shares upon our liquidation if we are unable to consummate our initial business combination.

Accordingly, the founders’ shares and sponsors’ shares will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in, and our officers and directors will have a conflict of interest with respect to, the timely identification and selection of a target business or businesses and the determination of whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Moreover, in the period leading up to the closing of any proposed initial business combination, events may occur that, pursuant to the definitive agreement relating to the proposed initial business combination, would require us to agree to amend the definitive agreement, to consent to certain actions taken by the target business or to waive rights that we are entitled to under the definitive agreement. Such events could arise because of changes in the course of the target business’ operations, a request by the target business to undertake actions that would otherwise be prohibited by the terms of the definitive agreement or the occurrence of other events that would have a material adverse effect on the target business’ operations and would entitle us to terminate the definitive agreement. In any of such circumstances, it would be discretionary on our part, acting through our board of directors, to grant our consent to such actions or waive our rights. The existence of the financial and personal interests described above will result in a conflict of interest on the part of our directors in determining whether or not to take the requested action.

Additionally, unless we consummate our initial business combination, our officers, directors and sponsors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. If the out-of-pocket expenses of our officers and directors are not reimbursed from the funds not deposited in the trust account and the interest income on the trust account, then the financial interest of our officers or directors will influence our officers’ and directors’ motivation in selecting a target business and therefore there will be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Nasdaq may delist our shares which could limit investors’ ability to trade our shares and subject us to additional trading restrictions.

We have applied to have our shares of Class A Common Stock listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet the market value of listed securities standards of Nasdaq on a pro forma basis, which generally require that we have stockholders’ equity of at least $4,000,000, a market value of publicly held shares of at least $15,000,000, a market value of our Class A Common Stock of at least $50,000,000, at least 1,000,000 publicly held shares and 300 shareholders, our shares may not continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. Depending upon our financial condition, the financial condition of the target business, the structure of our initial business combination and the market’s response to our initial business combination, we may not be able to meet those initial listing requirements described above at that time or, if such listing requirements are changed, amended listing criteria then in effect.

If Nasdaq delists our shares, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our shares

•	reduced liquidity with respect to our shares

•

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combinations. With multiple business combinations, we also could face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

We will not know how many public stockholders may exercise conversion rights. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our capital stock as consideration, we may be required to issue a higher percentage of our capital stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) of net tangible assets we are required to have pursuant to our organizational documents available upon consummation of our initial business combination. If the number of our public stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to coordinate or enter into arrangements to repurchase such shares, we will not be able to consummate such initial business combination, and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 24 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

In connection with any vote to approve our initial business combination, we will offer each public stockholder the option to vote in favor of the proposed business combination and request conversion of his, her or its public shares.

In connection with any vote to approve our initial business combination, we will offer each public stockholder (but not our sponsors, officers and directors) the right to request to have his, her or its shares of Class A Common Stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such public stockholder votes for or against such proposed business combination. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination. Because approval of our initial business combination requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock that are voted, rather than a majority of the outstanding shares of Class A Common Stock, and our sponsors will hold approximately 25.5% of our Class A Common Stock after this offering and the private placement of the sponsors’ shares (or approximately 25.4% if the over-allotment option is exercised in full) assuming they do not purchase any shares in this offering, a proposed initial business combination will be approved unless public stockholders holding public shares in excess of 25.5% of our outstanding shares of Class A Common Stock (or 25.4% if the over-allotment option is exercised in full) vote against the proposed initial business combination. Public stockholders owning 14,340,805 shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares of Class A Common Stock voted at the meeting are voted in favor of the proposed initial business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed business combination. If a stockholder requests conversion with respect to some or all of his shares, the shares will be converted only if we consummate our initial business combination, which requires that we have net tangible assets of at least $5,000,001 upon consummation. If we do not consummate the initial business combination because effectuating all of the requested conversions would cause our net tangible assets to fall below $5,000,001 or for any other reason the shares will not be converted. Furthermore, the threshold of $5,000,001 net tangible assets (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) is different than the more typical conversion threshold of between 20% and 40% and further allows holders of our shares of Class A Common Stock the right to vote in favor of our initial business combination and elect to convert their shares. This different threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the shares sold in this offering.

We will offer each public stockholder (but not our sponsors, officers and directors) the right to request to have his, her, or its shares of Class A Common Stock converted into cash. Notwithstanding the foregoing, in accordance with our amended and restated certificate of incorporation, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking conversion rights with respect to more than 20% of the shares of Class A Common Stock sold in this offering. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 20% of the shares sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your public shares and may be forced to hold such additional public shares or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of Class A Common Stock may not exceed the per-share conversion price.

We may use funds in our trust account to purchase shares of Class A Common Stock at the closing of our initial business combination from holders who have indicated an intention to vote against a proposed initial business combination and/or convert their shares.

If holders of public shares indicate an intention to vote against a proposed business combination and/or seek conversion of their public shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares immediately following the closing of the business combination using funds released from the trust account upon the closing. We will pay no more than the per-share conversion price at the time of the initial business combination to purchase such public shares (plus any fees we may need to pay an aggregator to assist us with purchasing such shares). These purchases will not reduce the per-share amount available to converting stockholders. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of our shares of Class A Common Stock voted are voted in favor of a proposed business combination. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the business combination; and

•

the public “float” of our shares of Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

Furthermore, because the public stockholders who sell their shares to us in a privately negotiated transaction or pursuant to market transactions may receive a per share purchase price payable from the trust account that is not reduced by any fees we may need to pay an aggregator to assist us with purchasing such shares, our remaining public stockholders may bear the entire payment of such fees. That is public stockholders who do not elect to have their shares converted and remain our stockholders after the initial business combination will bear the economic burden of the aggregator fees because such amounts will be payable by us.

We may require public stockholders who wish to convert their shares of Class A Common Stock in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to request that we convert his shares into a pro rata share of the trust account (net of taxes payable). We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that public stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Accordingly, if it takes longer than we anticipate for public stockholders to deliver their shares, public stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their public shares.

If we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event the proposed initial business combination is not approved.

If we require public stockholders who wish to convert their public shares to comply with specific requirements for conversion and such proposed initial business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, public stockholders who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of Class A Common Stock may decline during this time and you may not be able to sell your shares of Class A Common Stock when you wish to, even while other public stockholders that did not seek conversion may be able to sell their shares.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after giving effect to the payment of the cash advisory fee in an amount equal to 4% of the gross proceeds of this offering payable to EarlyBirdCapital, Inc. and Sandler O’Neil & Partners, L.P.), in order to avoid being subject to Rule 419 under the Securities Act. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after the end of our first fiscal year following our listing on Nasdaq. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Our sponsors paid approximately $0.005875 per share for the founders’ shares and will pay $10.00 per share for the sponsors’ shares, for an average price of approximately $2.71 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A Common Stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of Class A Common Stock after this offering constitutes the dilution to the investors in this offering. Our sponsors acquired the founders’ shares and sponsors’ shares for an average of $2.71 per share, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 82.1% or $8.21 per share (the difference between the pro forma net tangible book value per share of $1.79, and the initial offering price of $10.00 per share). This is because investors in this offering will be contributing approximately 91.5% of the total amount paid to us for our outstanding shares after this offering but will only own 74.5% of our outstanding shares. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

If our stockholders exercise their registration rights, it may have an adverse effect on the market price of our shares of Class A Common Stock, and the existence of these rights may make it more difficult to effect our initial business combination.

Our sponsors are entitled to make a demand that we register the resale of the founders’ shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our sponsors are entitled to demand that we register the resale of the sponsors’ shares and any shares our sponsors, officers, directors, Advisory Board members or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. The presence of these additional shares of Class A Common Stock trading in the public market may have an adverse effect on the market price of our Class A Common Stock. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of Class A Common Stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may be invested by the trustee only in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted any proceeds from this offering.

The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our shares of Class A Common Stock. The public offering price of the shares of Class A Common Stock was negotiated between us and the representative of the underwriters. Factors considered in determining the price of the shares of Class A Common Stock include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no comparable historical operations or financial results.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently recognize write-downs or write-offs or restructuring, impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our Class A Common Stock, which could cause you to lose some or all of your investment.

We will conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, reporting charges of this nature could contribute to negative market perceptions about us or our Class A Common Stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination is not completed within such 18-month period) may give potential target businesses leverage over us in negotiating our initial business combination.

We have 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period) to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our officers, directors or sponsors, including (1) an entity in which any of the foregoing or their affiliates are currently passive investors, (2) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (3) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We may not be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business we are seeking to acquire.

We may not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value of such target business if our board of directors independently determines that the target business satisfies the requirement that its value is no less than 80% of the proceeds in the trust account. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing such target business, and our board of directors may not properly value such target business.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls, although as an “emerging growth company” we may take advantage of an exemption from this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Class A Common Stock.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our business, results of operations and financial condition. As a public company, we will be subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources. In addition, as a public company, we must also enhance our investor relations, legal and corporate communications functions. All of these activities and additional efforts may increase our costs, strain our resources and divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of Class A Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, enacted in April 2012, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b–2 under the Exchange Act, which would occur if the market value of our Class A Common Stock that is held by non–affiliates exceeds $700 million as of any January 31 before the end of that five-year period, or (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period. We cannot predict whether investors will find our Class A Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result of any decisions to reduce future disclosure, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this provision. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares of Class A Common Stock less attractive because we may rely on these provisions.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements and remedies may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete our initial business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

There is currently no market for our shares of Class A Common Stock and a market for our shares of Class A Common Stock may not develop, which would adversely affect the liquidity and price of our shares of Class A Common Stock.

There is currently no market for our shares of Class A Common Stock. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our shares of Class A Common Stock may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our shares of Class A Common Stock may never develop or, if developed, it may not be sustained. You may be unable to sell your shares of Class A Common Stock unless a market can be established and sustained.

The disparity in the voting rights among the classes of our capital stock may have a potential adverse effect on the price of our Class A Common Stock.

Each share of our Class A Common Stock will entitle its holder to one vote on all matters to be voted on by stockholders generally, while each share of our Class B Common Stock will entitle its holder to ten votes on all matters to be voted on by stockholders generally. The difference in voting rights could adversely affect the value of our Class A Common Stock by, for example, delaying or deferring a change of control or if investors view, or any potential future purchaser of our company views, the superior voting rights of the Class B Common Stock to have value.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our initial business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items. See the section titled “Material U.S. Federal Tax Considerations — Company — Personal Holding Company Status” for more detailed information.

Risks Related to the Financial Services Industry

While our efforts to identify a prospective target business will not necessarily be limited to a particular industry or geographic region, we intend to initially focus our search for target businesses in the financial services industry. Business combinations with companies with operations in the financial services industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the risks set forth below. However, we may complete a business combination with a target business in another industry, in which case these risks will likely not affect us and we will be subject to other risks attendant to the specific industry in which the target business we acquire operates, none of which can be presently ascertained.

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. The regulator(s) for and regulations applicable to us and to the target business will vary depending on the target business’ activities. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities, banking, and insurance commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders.

Governmental and self-regulatory organizations, including the SEC, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Banking Agencies, the Consumer Financial Protection Bureau, or the CFPB, state securities, banking, and insurance commissions, FINRA and national securities exchanges such as the New York Stock Exchange, impose and enforce rules and regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Banks and bank holding companies are also subject to extensive regulations, including regulations regarding permissible activities and investments; capital adequacy; transactions with insiders; transactions with affiliates; and consumer protection.

If we consummate our initial business combination with a target business in the investment management sector of the financial services industry, we would be subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC under the Investment Advisers Act of 1940, as amended, or the Advisers Act, and by the U.S. Department of Labor under the Employee Retirement Income Security Act of 1974, or ERISA. The Advisers Act imposes numerous obligations on investment advisers including advertising, recordkeeping and operating requirements, disclosure obligations and prohibitions on fraudulent activities.

We would also be subject to extensive regulation in the United States if we consummate our initial business combination with a target business in the securities brokerage sector. For example, the SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from FINRA and other regulatory bodies, which ultimately could prevent any broker-dealer that we acquire or acquire control of from conducting broker-dealer activities. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

If we acquire control of a bank or bank holding company, we would be subject to extensive regulation, supervision and examination by one or more of the Federal Banking Agencies and state banking commissions. These regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on operations, the classification of assets and determination of allowance for loan losses. Banking regulations, designed primarily for the protection of depositors, may limit growth of a bank or bank holding company and the return investors by restricting certain activities, such as the payment of dividends to our shareholders, possible mergers with or acquisitions of or by other institutions, desired investments, loans and interest rates on loans, interest rates paid on deposits, the possible expansion of branch offices, and the ability to provide securities or trust services. Banks and bank holding companies also are subject to capitalization guidelines set forth in federal legislation and could be subject to enforcement actions to the extent that they are found by regulatory examiners to be undercapitalized. If we acquire control of a bank or bank holding company, we would also be subject to limitations on proprietary trading as well as the sponsoring of or investment in hedge funds and private equity funds under the so-called “Volcker Rule.”

The regulatory environment in which we will operate is subject to modifications and further regulations.

New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was signed into law on July 21, 2010. The Dodd-Frank Act has increased the regulatory burdens and reporting and related compliance costs for banks, investment advisers, broker-dealers, insurance companies, and other types of businesses in the financial services industry. The Dodd-Frank Act also created the CFPB, a new agency with broad powers to supervise providers of consumer financial services and enforce consumer protection laws. The Dodd-Frank Act is expansive in scope and requires the adoption of extensive regulations and numerous regulatory decisions in order to be implemented. The Dodd-Frank Act may change the operating environment for financial services businesses and the financial markets in general and unpredictable ways.

We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our future business and earnings prospects. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on the operations of any financial services business that we acquire or attempt to acquire.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing.

After our business combination, our agreements with clients and customers may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not be enforceable or otherwise protect us in all cases. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We could be required to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of our initial business combination with a target in the financial services industry, we will compete with other firms — both domestic and foreign — on a number of bases, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We also will face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and future markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments.

For example, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•	causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•	causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•

causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of “carried interest,” and these laws could be changed in a manner that materially impacts the asset management sector within the broader asset management industry.

Some members of the United States Congress are considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e. “carried interest”) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase taxes payable by equity holders of certain asset management businesses and/or materially increase the tax liability of asset management businesses and thus reduce the value of their outstanding equity. In the event that we acquire a business in the asset management sector, any such change in the U.S. Federal tax laws may have a material adverse effect on our profitability by increasing our tax liabilities, which could adversely affect the value of our Class A Common Stock.

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire or acquire control of a bank or bank holding company, we would be required to obtain approval from one or more of the Federal Banking Agencies and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in another sector of the financial services industry may require similar approval(s) or consent(s).

We may not receive any such required approvals or consents or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any statutory or regulatory requirements may delay the date of our completion of our initial business combination beyond the required time frame. If we fail to consummate our initial business combination within the required time frame, we may be forced to liquidate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future contained in the “Prospectus Summary”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” or elsewhere in this prospectus. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete our initial business combination;

•	pool of prospective target businesses;

•	officers’ and directors’ ability to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public shares’ potential liquidity and trading;

•	lack of a market for Class A Common Stock;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ shares (all of which will be deposited into the trust account), will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$153,000,000	$175,950,000
From private placement	14,148,750	15,984,000

Total gross proceeds	167,148,750	191,934,000
Offering expenses(1)
Underwriting discount (2.9% of gross proceeds from shares offered to public)	4,437,000	5,102,550
Commissions on sale of sponsors’ shares(2)	148,000	170,200
Legal fees and expenses	400,000	400,000
Nasdaq listing fee	75,000	75,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
FINRA filing fee	26,893	26,893
SEC registration fee	24,000	24,000
Miscellaneous expenses	194,107	194,107

Total offering expenses	5,385,000	6,072,750
Net proceeds
Held in the trust account	160,650,000	184,747,500
Not held in the trust account	1,113,750	1,113,750

Total net proceeds	$161,763,750	$185,861,250

Use of net proceeds not held in the trust account and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination(5)	$400,000	27.9%
Due diligence of prospective target businesses by officers, directors and sponsors	200,000	13.9%
Legal and accounting fees relating to SEC reporting obligations	150,000	10.5%
Payment of administrative fee to Berkshire Capital ($10,000 per month for up to 24 months)	240,000	16.7%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	443,750	31.0%

Total	$1,433,750	100.0%

(1)	A portion of the offering expenses have been paid from the $150,000 we received from certain of our sponsors as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering available to us.
(2)	We have also agreed to pay EarlyBirdCapital, Inc. deferred commissions of $89,811, or $101,460 if the over-allotment option is exercised in full, on the sale of the sponsors’ shares. These commissions will be deferred until the closing of our initial business combination. At our option, we may pay these commissions in cash or in shares of our Class A Common Stock (based on a price of $10.50 per share). We have granted EarlyBirdCapital, Inc. registration rights with respect to such shares.

(3)	The amount of proceeds not held in the trust account will remain constant at $1,113,750 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account (net of taxes payable on such interest income) will be available to us to pay our working capital requirements. We estimate the interest earned on the trust account will be approximately $320,000 over a 24-month period assuming an interest rate of approximately 0.10% per year.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	We have engaged EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. to serve as our financial advisers in connection with our initial business combination. If we consummate an initial business combination, we will pay to such firms an aggregate cash advisory fee equal to 4% of the gross proceeds of this offering.

Our sponsors have committed that they will purchase the sponsors’ shares (for an aggregate purchase price of $14,148,750) from us on a private placement basis simultaneously with the consummation of this offering. Our sponsors also have agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share (up to a maximum of 183,525 shares of Class A Common Stock) the number of shares of Class A Common Stock that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$160,650,000, or $184,747,500 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the sponsors’ shares will be placed in a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in the trust account will be invested only in United States government treasury bills having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that will be released to us to pay our tax obligations and for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Berkshire Capital for our benefit and is not intended to provide Messrs. Cameron Foote and Forth with compensation in lieu of a salary. We believe, based on rents and fees for similar services in Denver, Colorado and other Berkshire Capital office locations, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s and consulting fees or other similar compensation) will be paid to our sponsors, Advisory Board members, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). Such individuals will, however, receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf,

such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices or other locations of prospective target businesses to examine their operations. We cannot estimate the amount of reasonable out-of-pocket expenses that will be reimbursed to our sponsors, officers, directors, Advisory Board members or their affiliates because such amount will depend on a number of factors including the number of potential target businesses we identify and diligence, the breadth of due diligence we conduct on target businesses, the extent of travel and other expenses incurred in the diligence process and the length of time it takes to consummate an initial business combination with any potential target business. Solely by way of example, Highbury reimbursed its officers, directors and initial stockholders approximately $85,000 for expenses incurred in connection with the consummation of its initial business combination. However, the amount of expenses reimbursed by Highbury is not necessarily indicative of the expenses our sponsors, officers, directors, Advisory Board members and their affiliates will incur in connection with our initial business combination because the number of potential targets identified and diligenced, the breadth of due diligence, the extent of travel and other expenses and the time required to consummate our initial business combination may be different for us than it was for Highbury. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of the trust account to fund our working capital requirements in searching for our initial business combination will be approximately $1,113,750. In addition, all of the interest earned on the funds held in the trust account (net of taxes payable) will be released to us. The interest earned on the funds held in the trust account will be used to pay our tax obligations and fund our working capital requirements in searching for our initial business combination. We intend to use the after-tax interest income for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsors, Advisory Board members, officers and directors in connection with activities on our behalf as described below.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team or our sponsors, but such members of our management team or our sponsors are not under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. equal to 4% of the gross proceeds of this offering for acting as our investment bankers. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our officers, directors and certain of our sponsors have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

As of the date of this prospectus, certain of our sponsors have loaned to us an aggregate of $150,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees and expenses. The loans are payable without interest on the earlier of (i) November 29, 2013, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes interest earned on funds held in the trust account released to us) to operate for the next 24 months, assuming that our initial business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors may, but are not obligated to, loan us funds or invest in us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our discretion, the notes may be converted into shares of Class A Common Stock at a price of $10.00 per share. If we do not complete our initial business combination, the loans will be forgiven.

A public stockholder will be entitled to receive funds from the trust account only (1) upon our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the required time period or (2) if that public stockholder elects to convert shares of Class A Common Stock in connection with a stockholder vote. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of Class A Common Stock which may be converted into cash or sold back to us), by the number of outstanding shares of Class A Common Stock.

At December 31, 2012, our net tangible book value was $(299,717). After giving effect to the sale of 15,300,000 shares of Class A Common Stock we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ shares, our pro forma net tangible book value at December 31, 2012 would have been $11,120,006 or $1.79 per share, representing an immediate increase in net tangible book value of $1.86 per share to the sponsors and an immediate dilution of 82.1% per share or $8.21 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering reflects the conversion or repurchase of up to 14,340,805 shares, which is the maximum number of shares that may be converted or repurchased in connection with, and still enable us to complete, our initial business combination.

The following table illustrates the dilution to our public stockholders on a per-share basis.

Public offering price		$10.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors and private sales	$1.86
Pro forma net tangible book value after this offering		$1.79

Dilution to new investors		$8.21

Percentage of dilution to new investors		82.1%

The following table sets forth information with respect to our sponsors and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Sponsors	5,239,875	(1)	25.5%	$14,174,595	8.5%	$2.71
New investors	15,300,000		74.5%	153,000,000	91.5%	$10.00

	20,539,875		100.0%	$167,174,595	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 573,750 founders’ shares have been forfeited as a result thereof.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(299,717)
Net proceeds from this offering and private placement of sponsors’ shares	161,763,750
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	324,237
Less: Underwriters’ deferred commissions	(89,811)
Less: Proceeds held in the trust account subject to conversion	(150,578,453)

$11,120,006 (1)

Denominator:
Shares of Class A Common Stock outstanding prior to this offering	3,825,000 (2)
Shares of Class A Common Stock to be sold in this offering	15,300,000
Shares of Class A Common Stock to be sold to insiders in private placement	1,414,875
Less: Shares subject to conversion	(14,340,805)

6,199,070

(1)	Includes the required minimum net tangible assets of $5,000,001 as well as an amount equal to 4% of the gross proceeds of this offering ($6,120,000) which we will pay to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as a cash advisory fee if we consummate our initial business combination.
(2)	Includes 143,750 net shares issued subsequent to December 31, 2012 and assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 573,750 founders’ shares have been forfeited as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2012 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our shares of Class A Common Stock and the sponsors’ shares and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2012
	Actual	As Adjusted(1)

Notes payable to related parties(2)	$150,000	$—
Deferred commissions	—	89,811
Class A Common Stock, $.0001 par value, -0- and 14,340,805 shares which are subject to possible conversion(3)	—	150,578,453
Stockholders’ equity:
Preferred stock, $.0001 par value, 2,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $.0001 par value, 180,000,000 shares authorized; 4,255,000 shares issued and outstanding, actual; 6,199,070 shares(4) issued and outstanding (excluding 14,340,805 shares subject to possible conversion), as adjusted	425	620
Class B Common Stock, $.000001 par value, 20,000,000 shares authorized; 20,000,000 shares issued and outstanding	20	20
Additional paid-in capital	24,575	11,119,866
Deficit accumulated during the development stage	(500)	(500)

Total stockholders’ equity:	24,520	11,120,006	(5)

Total capitalization	$174,520	$161,788,270

(1)	Includes the $14,000,750 of net proceeds we will receive from the sale of the sponsors’ shares.
(2)	Notes payable to affiliates are promissory notes issued in the aggregate amount of $150,000 to certain of our officers, directors, Advisory Board members and sponsors. The notes are non-interest-bearing and are payable on the earliest to occur of (i) November 29, 2013, (ii) the consummation of this offering or (iii) the date on which our company determines not to proceed with this offering.
(3)	Upon the consummation of our initial business combination, we will provide our public stockholders with the opportunity to convert their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest and net of taxes payable, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.
(4)	Includes 143,750 net shares issued subsequent to December 31, 2012 and assumes the over-allotment option has not been exercised and an aggregate of 573,750 founders’ shares have been forfeited by certain of our sponsors as a result thereof.
(5)	Includes an amount equal to 4% of the gross proceeds of this offering ($6,120,000) which we will pay to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as a cash advisory fee if we consummate our initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on October 5, 2012 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies in the United States operating in the financial services industry. We intend to utilize cash derived from the proceeds of this offering and the private placement of the sponsors’ shares, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. In addition, to encourage a target business to enter into an initial business combination, we will have the ability to transfer the shares of Class B Common Stock held in the HF2 Class B Trust to the owners or employees of the target business in connection with our initial business combination. The issuance of additional shares of Class A Common Stock or preferred stock in our initial business combination:

•	may significantly dilute the equity interest of our public stockholders in this offering who would not have pre-emption rights in respect of any such issuance;

•	may subordinate the rights of holders of shares of Class A Common Stock if we issue shares of preferred stock with rights senior to those afforded to our shares of Class A Common Stock;

•

will likely cause a change in control if a substantial number of our shares of Class A Common Stock are issued and our shares of Class B Common Stock are redeemed, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our securities; and

•

may result in the shareholders of the target business holding a majority of our outstanding shares of Class A Common Stock and, if our shares of Class B Common Stock are redeemed in connection with our initial business combination, our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

As indicated in the accompanying financial statements, at December 31, 2012, we had $98,990 in cash and cash equivalents and a working capital deficiency of $299,717. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,845 from the sale of the founders’ shares, $20 from the sale of our shares of Class B Common Stock to Mr. Cameron, and loans from certain of our sponsors in an aggregate amount of $150,000 that are more fully described below. We estimate that the net proceeds from (1) the sale of the shares of Class A Common Stock in this offering, after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of $4,437,000 (or $5,102,550 if the over-allotment option is exercised in full) and (2) the sale of the sponsors’ shares for a purchase price of $14,148,750 (or $15,984,000 if the underwriters exercise their over-allotment option in full), after deducting underwriting commissions of $148,000 (or $170,200 if the over-allotment option is exercised in full), will be $161,763,750 (or $185,861,250 if the over-allotment option is exercised in full). $160,650,000 (or $184,747,500 if the over-allotment option is exercised in full) will be held in the trust account, which includes an aggregate of $89,811, or $101,460 if the over-allotment option is exercised in full, of deferred commissions. The remaining $1,113,750 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. equal to 4% of the gross proceeds of this offering upon consummation of the business combination for acting as our investment bankers on a non-exclusive basis to assist us in structuring and negotiating a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $1,113,750 of net proceeds not held in the trust account, plus the interest earned on the trust account balance (net of taxes payable) that will be released to us to fund our working capital requirements which we anticipate will be approximately $320,000, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices or other locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•

$400,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•	$200,000 of expenses for the due diligence and investigation of a target business by our officers, directors, Advisory Board members and sponsors;

•	$150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$240,000 for the payment of the administrative fee to Berkshire Capital (of $10,000 per month for up to 24 months); and

•	$443,750 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of the date of this prospectus, Broad Hollow Investors LLC, Broad Hollow LLC, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC, Jeffrey J. Hodgman, Robert H. Zerbst and Joseph C. Canavan have loaned an aggregate of $150,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans are payable without interest on the earlier of (i) November 29, 2013, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The remaining loans outstanding will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, a monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support.

Our sponsors have committed that they will purchase an aggregate of 1,414,875 sponsors’ shares at $10.00 per share (for a total purchase price of $14,148,750) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors also have agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsors, officers, directors or their affiliates may, but are not obligated to, loan us funds, or invest in us. If we consummate our initial business combination, we would repay any loan amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay any loan amounts, but no proceeds from our trust account would be used for such repayment. Any loans may be convertible into shares of Class A Common Stock of the post business combination entity at a price of $10.00 per share at our option. We believe the $10.00 purchase price of these shares will approximate the fair value of such shares when issued. However, if it is determined, at the time of issuance, that the fair value of such shares exceeds the $10.00 purchase price, we would record compensation expense for the excess of the fair value of the shares on the day of issuance over the $10.00 purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and do not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on October 5, 2012 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies operating in the financial services industry.

We will seek to capitalize on the substantial financial services industry experience, including the prior blank check company experience described below, and the significant contacts of our Chairman of the Board, Bruce Cameron, our President and Chief Executive Officer, Richard S. Foote, and our Executive Vice President and Chief Financial Officer, R. Bradley Forth as well as our directors and Advisory Board members. We believe that potential sellers of target businesses will view the success of our management team in closing a business combination on behalf of Highbury, a vehicle similar to our company, as a positive factor in considering whether to enter into a business combination with us. We may not, however, complete a business combination as successful as Highbury’s, or at all.

In January 2006, Highbury, a blank check company founded by our management and certain of our sponsors including R. Bruce Cameron, Richard S. Foote, R. Bradley Forth and Broad Hollow LLC, consummated its initial public offering of units, with each unit consisting of one share of common stock and two warrants, each to purchase one share of common stock, raising approximately $46.5 million. In November 2006, Highbury acquired the U.S. mutual fund business of ABN AMRO and subsequently rebranded the acquired business as Aston Asset Management LLC, or Aston. Aston is a mutual fund investment management firm that offers mutual funds and separately managed accounts through sub-advisory partnerships with high quality investment management firms. Highbury worked with Aston’s management team to build and strengthen the business, including closing or merging 11 mutual funds and launching 16 new mutual funds. Highbury also introduced new sub-advisors to the Aston management team and provided $6.9 million of seed capital to launch new Aston mutual funds. Aston’s assets under management increased from approximately $5.5 billion at the time of the acquisition in November 2006 to approximately $7.3 billion at the end of March 2010. In April 2010, Highbury was sold to Affiliated Managers Group, Inc., or AMG, in a tax-deferred stock-for-stock transaction.

R. Bruce Cameron served as Chairman of the Board of Directors of Highbury from its inception until its acquisition by AMG. Richard S. Foote served as President and Chief Executive Officer and a Director of Highbury from its inception until its acquisition by AMG. R. Bradley Forth served as Executive Vice President and Chief Financial Officer of Highbury from its inception until its acquisition by AMG.

Other than Highbury, Messrs. Cameron, Foote and Forth have not been executive officers or directors of a blank check company or any other entity that has made an acquisition of a business. Accordingly, we cannot assure you that our management will be able to locate a target business with which we will consummate a business combination. Furthermore, the past performance of Highbury is not indicative of the future results of our company and should be considered in light of all of the risk factors in this prospectus.

Financial Services Industry

Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies operating in the financial services industry. Our universe of potential acquisition targets in the financial services industry includes, but is not limited to:

•	Asset management firms;

•	Banks;

•	Brokerage firms;

•	Financial information and technology companies and other vendors to the financial industry;

•	Insurance underwriters and brokers;

•	Investment consultants;

•	Residential and commercial mortgage banking and servicing firms; and

•	Specialty finance and leasing companies.

Within the universe of potential targets set forth above, an important focus for us will be on certain industry subsectors including, but not limited to, those listed below.

•

Financial planning firms – Financial planning firms work with clients to identify and achieve financial objectives, including asset allocation, investment management and tax, estate and retirement planning.

•

Hedge funds and hedge funds of funds – Hedge funds are aggressively managed portfolios on behalf of qualified individual and institutional investors that invest in both conservative and speculative opportunities. A hedge fund of funds is a portfolio of investments in selected hedge funds.

•	High net worth managers – High net worth managers provide investment management and related services to high net worth individuals and families.

•

Institutional equity and fixed income managers – Institutional investment managers manage portfolios of equity, fixed income and other securities on behalf of institutional clients including, but not limited to, public and corporate pension plans, foundations and endowments.

•

Mutual fund managers – Mutual fund managers invest client assets in open-end and/or closed-end investment pools according to specific investment objectives and constraints outlined in each fund’s prospectus.

•	Private equity managers – Private equity funds are private partnerships that invest capital on behalf of qualified individuals and institutions in private and public companies.

•

Real estate investment managers, property managers and brokers – Real estate investment managers buy, manage and sell real estate properties on behalf of separate account clients and commingled investment pools. Real estate property managers oversee the day-to-day operations and business plans for real estate properties. Real estate brokers generate commissions by arranging sales and leases of real estate properties.

•

Retail and institutional brokerage firms – Brokerage firms provide investment advice, trade execution services, investment research and other services to individual and institutional clients, typically in return for commissions.

•

Specialty trading companies – Specialty trading companies execute trades on behalf of third parties and their own accounts and may focus on (i) financial instruments including stocks, bonds and currencies and (ii) physical commodities including industrial metals, chemicals, energy and timber and the derivative contracts related to these assets.

•

Turnkey asset management platforms – Turnkey asset management platforms provide financial advisors with investment allocation advice, investment manager recommendations, investment performance reporting and related advisory services for the benefit of the financial advisors’ clients.

Each of Messrs. Cameron, Foote and Forth is an employee and equity owner of Berkshire Capital. In addition, 14 employees and/or equity holders of Berkshire Capital (including Messrs. Cameron, Foote and Forth) have invested in us through Broad Hollow Investors LLC and Broad Hollow LLC. Berkshire Capital provides merger, acquisition, fairness opinion, valuation and strategic advisory services to the financial services industry, with a focus on investment management and securities firms. Over Berkshire Capital’s 30-year history, its partners have developed long-term relationships with a wide range of U.S. and foreign private and publicly held financial services organizations of all sizes. During this period, Berkshire Capital has advised on more than 270 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of more than $675 billion and aggregate transaction value in excess of $12.5 billion. We believe these relationships will provide us with exposure to a broad population of potential acquisition targets. However, Berkshire Capital is not under any obligation to make its employees available to us or to present business combination opportunities to us. Additionally, Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry, and Berkshire Capital may have a duty to present certain acquisition opportunities to its clients prior to presenting them to us. See the section titled “Management – Conflicts of Interest” for further information on the potential conflicts of interest in this offering.

Business Strategy

Our strategy is to invest in a business with barriers to competitive entry, a sustainable competitive advantage, a motivated and capable management team and attractive free cash returns on invested capital. Post-transaction, we intend to provide support and advice to the management team of the company in such areas as product development, marketing, client service, recruiting and operations, as well as in the pursuit of external growth through accretive, strategic acquisitions. We hope to assist the management team in creating value by building the business rather than relying on financial leverage or asset trading to generate a return on invested capital.

Competitive Strengths

We believe our competitive strengths to be the following:

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. In addition, our shares of Class B Common Stock held in the HF2 Class B Trust may be transferred to the owners or employees of a target business. We believe target businesses might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Financial position

With funds available for our initial business combination initially in the amount of $160,650,000 (or $184,747,500 if the over-allotment option is exercised in full, but, in each case, less an advisory fee equal to 4% of the gross proceeds of this offering due to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P., if we consummate our initial business combination, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by increasing its liquidity and equity capital. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. Since we have no specific business combination under consideration, however, we have not taken any steps to secure third party financing and it may not be available to us.

Dual-Class Capital Structure

Our dual-class capital structure, with one class having superior voting rights, is not uncommon for publicly-traded financial services companies. Our dual-class structure allows for the transfer of the shares of Class B Common Stock to the owners or employees of the target business in connection with our initial business combination, assuming the owners or employees of the target business require that we transfer the shares of Class B Common Stock to them. We believe the availability of the Class B Common Stock for use in an initial business combination may make the Company more attractive to target businesses and thus could help facilitate the consummation of the Company’s initial business combination. However, we cannot assure you of this.

Offering Structure

Unlike other blank check companies that sell units comprised of shares of common stock and warrants in their initial public offerings, we are only selling shares of Class A Common Stock in this offering. Because the dilutive effects of the warrants found in the typical structure of other blank check initial public offerings is not present in our case, we believe we will be viewed more favorably by potential target companies when compared to other companies with dilutive securities outstanding, including other blank check companies. Also, unlike other blank check companies, we have two classes of stock.

Competitive Disadvantages

Although we believe that we have the competitive strengths described above, we acknowledge that we will face intense competition from other entities that have a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Finally, we also will face competition from other blank check companies that seek to identify and consummate business combinations with target businesses, including in the financial services industry, that may be attractive to us. See the section titled “Proposed Business—Competition” for further information on factors that may place us at a competitive disadvantage.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of sponsors’ shares, our capital stock, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering and the private placement of sponsors’ shares are intended to be applied generally toward effecting an initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, public stockholders in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and the registration process required by Federal and state securities laws relating to the offering of securities. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for our initial business combination. None of our officers, directors, promoters, Advisory Board members and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not contacted any of the prospective target businesses that Highbury, the only other blank check company that our directors and officers have been involved with, had considered and rejected while Highbury was a blank check company searching for target businesses to acquire. We do not currently intend to contact any of such targets; however, we may do so in the future if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with such target business, would be attractive. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. As a result, we may not be able to locate a target business, and we may not be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, including Berkshire Capital, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We have engaged EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as advisors and investment bankers in connection with our initial business combination to perform financial advisory services and will pay them a cash advisory fee equal to 4% of the gross proceeds of this offering upon consummation of our initial business combination. While we do not presently anticipate engaging the services of any other professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage other firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our sponsors, directors, or members of our management team or Advisory Board or our or their respective affiliates, including Berkshire Capital be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the repayment of the $150,000 loan from certain of our sponsors, reimbursement of any out-of-pocket expenses and the fee of $10,000 per month payable to Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, for providing us with general and administrative services including office space, utilities and secretarial support. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsors including (1) an entity in which any of the foregoing or their affiliates are currently passive investors, (2) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (3) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to the limitation that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for an initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Furthermore, we do not have any specific requirements with respect to the value of a prospective target business as compared to our net assets or the funds held in the trust account. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	existing distribution and potential for expansion;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•	competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. Our initial business combination must comply with this rule. We may structure a business combination as an acquisition of 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public shareholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target). If we acquire less than 100% of the equity interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the trust account balance. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. If we issue equity securities, shareholders of the target business may own a majority of our outstanding shares of Class A Common Stock following our initial business combination. In addition, the owners of a target business may require that our shares of Class B Common Stock held in the HF2 Class B Trust be transferred to such owners or employees of the target business. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, and there is no required minimum valuation standard for any single target at the time of such acquisition, although the aggregate value of the targets must be at least 80% of the balance of the funds in the trust account. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with our company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the initial business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with our company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have sufficient experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, and cannot be certain that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

We will seek stockholder approval of any proposed initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed initial business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable, including franchise, income and other taxes, and interest income), subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.50 per share. When we seek stockholder approval of our initial business combination, the stockholder meeting and solicitation of proxies in connection with the meeting will be conducted in accordance with Regulation 14A under the Exchange Act and Delaware law, including the notice requirements for a stockholder meeting under Delaware law. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination. Because approval of our initial business combination requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock that are voted, rather than a majority of the outstanding shares of Class A Common Stock, and our sponsors will hold approximately 25.5% of our Class A Common Stock after this offering and the private placement of the sponsors’ shares (or approximately 25.4% if the over-allotment option is exercised in full) assuming they do not purchase any shares in this offering, a proposed initial business combination will be approved unless public stockholders holding public shares in excess of 25.5% of our outstanding shares of Class A Common Stock (or 25.4% if the over-allotment option is exercised in full) vote against the proposed initial business combination. Other than the $5,000,001 net tangible amount threshold described above, there will not be a condition to completion of our initial business combination based upon the number of public shares holders elect to convert.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. If we seek, however, to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, in each case in excess of $5,000,001, then this working capital or minimum available funds threshold may further limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares seek to convert) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait the full 24 months from the date of this prospectus in order to be able to receive a pro rata share of the trust account.

In connection with any vote for a proposed initial business combination, our sponsors, as well as all of our officers and directors, have agreed to vote their founders’ shares, sponsors’ shares and any public shares acquired in or after this offering in favor of the proposed business combination. In connection with any vote on an initial business combination, our shares of Class B Common Stock held in the HF2 Class B Trust will be voted in proportion to the vote of the holders of the Class A Common Stock. For example, if holders of Class A Common Stock vote 60% of their shares in favor of our initial business combination, then our Class B Stockholder will vote 60% of its shares of Class B Common Stock in favor of our initial business combination.

None of our sponsors, officers, directors or Advisory Board members or their affiliates has indicated any intention to purchase any shares of Class A Common Stock in this offering or from persons in the open market or in private transactions after this offering. If, however, a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsors, officers, directors, Advisory Board members or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If holders of public shares indicate an intention to vote against a proposed initial business combination and/or seek conversion of their public shares into cash, we may negotiate arrangements to provide for the purchase of such shares immediately following the closing of the initial business combination using funds released from the trust account upon the closing. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of Class A Common Stock voted are voted in favor of a proposed business combination. All public shares purchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed initial business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties, or aggregators, to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our company following the consummation of the initial business combination. The proxy materials sent to stockholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. Additionally, the funds in our trust account that are used to purchase shares will not be available to us after the initial business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that we have a minimum amount of cash at closing). If we were to enter into arrangements with aggregators or other third parties, we would do so only if we believed it would be in the best interests of our remaining stockholders who would prefer completion of our initial business combination rather than liquidation. No such arrangements currently exist.

Conversion Rights

At the time we seek stockholder approval of our initial business combination, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and interest income). If a stockholder requests conversion with respect to some or all of his shares, the shares will be converted only if we consummate our initial business combination, which requires that we have net tangible assets of at least $5,000,001 upon consummation. If we do not consummate the initial business combination because effectuating all of the requested conversions would cause our net tangible assets to fall below $5,000,001 or for any other reason the shares will not be converted.

Notwithstanding the foregoing, in accordance with our amended and restated certificate of incorporation, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of Class A Common Stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed initial business combination with respect to all shares of Class A Common Stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 20% of the shares of Class A Common Stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

To determine whether a public stockholder is acting in concert or as a group with another public stockholder, we will require each public stockholder seeking to exercise conversion rights to certify to us whether such public stockholder is acting in concert or as a group with any other public stockholder. Such certifications, together with any other information relating to stock ownership available to us at that time, will be the sole basis on which we make the above-referenced determination. We believe that by having each stockholder provide a certification to us, it will remove the possibility for any disputes between us and public stockholders with respect to whether such public stockholders are acting as a group. If we determine, however, that a public stockholder is acting in concert or as a group with any other public stockholder, we will notify such public stockholder of our determination and offer him an opportunity to dispute our finding. The final determination whether a public stockholder is acting in concert or as a group with any other public stockholder will ultimately be made in good faith by our board of directors.

We may also require public stockholders who decide to convert their shares of Class A Common Stock, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares of Class A Common Stock to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, prior to the vote on the initial business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 per tender and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred whether or not we require holders to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of when such delivery must be effectuated. However, in the event we require public stockholders to exercise conversion rights prior to the consummation of the proposed initial business combination and the proposed initial business combination is not consummated, this may result in an increased cost to public stockholders.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring public stockholders to satisfy the delivery requirements. Accordingly, a public stockholder would have from the time the public stockholder received our proxy statement until the time we required the tender of the certificates to deliver his shares of Class A Common Stock if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. As the delivery process can be accomplished by the public stockholder, whether or not he is a record holder or his shares of Class A Common Stock are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period will be sufficient for the average investor.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to convert his shares is irrevocable once the initial business combination is approved.

Once made, any request to convert shares of Class A Common Stock may be withdrawn at any time up to the vote on the proposed initial business combination. Furthermore, if a holder of a share of Class A Common Stock delivered his certificate in connection with a conversion election and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account (net of taxes payable and interest income). In such case, we will promptly return any shares delivered by public holders.

Our sponsors will not have conversion rights with respect to any of the founders’ shares or sponsors’ shares. Our directors, officers, Advisory Board Members and sponsors (other than Bulldog Investors and White Sand Investor Group, LP) will not have conversion rights with respect to public shares purchased in or after this offering.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period) unless we consummate on initial business combination during this period. If we are unable to complete our initial business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and to the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period) may be considered a liquidation distribution under Delaware law. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made, and Section 281 of the Delaware General Corporation Law with respect to liquidating distributions, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the business combination has not been completed within such 18-month period) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and to the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month (or 24th month, as the case may be) and, therefore, we do not intend to comply with Section 280 of the Delaware General Corporation Law. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to execute the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our officers have agreed that they will be jointly and severally liable, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. They may not, however, be able to satisfy their indemnification obligations if they are required to so. This joint and several liability agreement entered into by our officers specifically provides that they will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.50 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below and our obligation to redeem outstanding shares of our Class B Common Stock at par value).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our sponsors have waived their rights to participate in any liquidation distribution with respect to their founders’ shares and sponsors’ shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net of taxes payable) that will be released to us to fund our working capital requirements. If such funds are insufficient, our officers, directors and certain of our sponsors have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.50. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or a public stockholder seeks to have us convert or purchase his shares upon a business combination which is actually completed by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust account.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us which is not dismissed, the proceeds held in the trust account may be included in our bankruptcy estate and subject to the claims of third party creditors with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.50 per share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy trustee could seek to recover all amounts received by our stockholders, including distributions of the proceeds of the trust account intended to be made promptly after 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period). Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. Our sponsors have agreed to waive any conversion rights with respect to any founders’ shares, sponsors’ shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. The holders of shares of Class B Common Stock will not have any rights to the funds in the trust account. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

prior to the consummation of our initial business combination, we shall seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and interest income);

•

we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination;

•

if our initial business combination is not consummated within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period), then we will distribute all amounts in the trust account and any net assets remaining outside the trust account (subject to our obligations under Delaware law to provide for claims of creditors and our obligation to redeem outstanding shares of our Class B Common Stock at par value) on a pro rata basis to all of our public stockholders and will cease operations except for the purpose of winding up the business;

•	upon the consummation of this offering, $160,650,000, or $184,747,500 if the over-allotment option is exercised in full, shall be placed into the trust account;

•

we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•

prior to our initial business combination, we may not issue (i) any shares of Class A Common Stock or any securities convertible into Class A Common Stock, (ii) any securities that participate in any manner in the proceeds of the trust account or (iii) any securities that vote as a class with the Class A Common Stock sold in this offering on our initial business combination (other than the outstanding Class B Common Stock, of which we have no more authorized shares available for issuance);

•

prior to our initial business combination and in connection with any vote on our initial business combination, the issued and outstanding shares of Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of our Class A Common Stock;

•	the shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution; and

•

the shares of Class B Common Stock may be transferred only in connection with our initial business combination and only with the consent of our board of directors either to the owners or employees of the target business, assuming the owners or employees of the target business require we transfer any such shares to them, or, if they do not require that any or all of the shares of Class B Common Stock be transferred to them, that the balance of such shares will be transferred to us in exchange for their par value.

The provisions summarized above cannot be amended without the approval of stockholders holding 65% of our outstanding shares. Except for those provisions set forth above, amendments to our amended and restated certificate of incorporation must be approved by holders of a majority of our outstanding shares of common stock. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation provides that we may consummate our initial business combination only if approved by a majority of the shares of Class A Common Stock voted by our stockholders at a duly held stockholders meeting.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Finally, we will also face competition from other blank check companies which may seek to identify and consummate business combinations with target businesses in the financial services industry. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering and the private placement, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of our initial business combination which may delay the completion of a transaction;

•	our obligation to convert or repurchase shares of Class A Common Stock held by our public stockholders which may reduce the resources available to us for our initial business combination; and

•

the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance in the trust account at the time of such acquisition which could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Regulation

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and/or obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would be required to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire or acquire control of a bank or bank holding company, we would be required to obtain approval from one or more of the Federal Banking Agencies and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review the acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in another sector of the financial services industry may require similar approval(s) or consent(s).

We may not receive any such required approvals or consents or we may not receive them in a timely manner, which may be a result of factors or matters beyond our control. Satisfying any statutory or regulatory requirements may delay the date of our completion of our initial business combination beyond the required time frame (18 months from the date of this prospectus or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period). If we fail to consummate our initial business combination within the required time frame, we will be forced to liquidate.

Because we intend to focus on acquiring, acquire, or acquire control of, one or more operating businesses in the financial services industry, following our initial business combination, we will become subject to the regulatory regimes that govern the business or businesses we acquire. The financial services industry is subject to extensive regulation. The regulator(s) for and regulations applicable to us and to the target business will vary depending on the target business’ activities. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities, banking, and commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censures, fines, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders.

Governmental and self-regulatory organizations, including the SEC, the Federal Banking Agencies, the CFPB, state securities, banking, and insurance commissions, FINRA and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Banks and bank holding companies are also subject to extensive regulations, including regulations regarding permissible activities and investments; capitalization; transactions with insiders; transactions with affiliates; and consumer protection.

If we consummate our initial business combination with a target business in the investment management sector of the financial services industry, we would be subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC under the Investment Advisers Act of 1940, as amended, or the Advisers Act, and by the U.S. Department of Labor under the Employee Retirement Income Security Act of 1974, or ERISA. The Advisers Act imposes numerous obligations on investment advisers including advertising, recordkeeping and operating requirements, disclosure obligations and prohibitions on fraudulent activities.

We would also be subject to extensive regulation in the United States if we consummate our initial business combination with a target business in the securities brokerage sector. The SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from FINRA and other regulatory bodies, which ultimately could prevent any broker-dealer that we acquire, or acquire control of, from conducting broker-dealer activities. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

If we acquire control of a bank or bank holding company, we would be subject to extensive regulation, supervision and examination by one or more of the Federal Banking Agencies and state banking commissions. These regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on operations, the classification of assets and determination of allowance for loan losses. Banking regulations, designed primarily for the protection of depositors, may limit growth of a bank or bank holding company and the return for investors by restricting certain activities, such as the payment of dividends to our shareholders, possible mergers with or acquisitions of or by other institutions, desired investments, loans and interest rates on loans, interest rates paid on deposits, the possible expansion of branch offices, and the ability to provide securities or trust services. Banks and bank holding companies also are subject to capitalization guidelines set forth in federal legislation and could be subject to enforcement actions to the extent that they are found by regulatory examiners to be undercapitalized. If we acquire control of a bank or bank holding company, we would also be subject to limitations on proprietary trading as well as the sponsoring of or investment in hedge funds and private equity funds under the so-called “Volcker Rule.”

The regulatory environment in which we operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was signed into law on July 21, 2010. The Dodd-Frank Act has increased the regulatory burdens and reporting and related compliance costs for banks, investment advisers and other types businesses in the financial services industry. The Dodd-Frank Act also created the CFPB, a new agency with broad powers to supervise providers of consumer financial services and enforce consumer protection laws. The Dodd-Frank Act is expansive in scope and requires the adoption of extensive regulations and numerous regulatory decisions in order to be implemented. The Dodd-Frank Act may change the operating environment for financial services businesses and the financial markets in general and unpredictable ways.

We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our future business and earnings prospects. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on the operations of any financial services business that we acquire or attempt to acquire.

Facilities

We currently maintain our principal executive offices at 999 18th Street, Suite 3000, Denver, Colorado 80202. The cost for this space is included in the $10,000 monthly fee that Berkshire Capital will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Berkshire Capital. We believe, based on rents and fees for similar services in Denver, Colorado and other Berkshire Capital office locations, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary on a week to week basis based on whether a target business has been selected for the business combination and the stage of the business combination process our company is in but we anticipate that each of our officers will devote between 20 and 80 hours of his time to us per week. Accordingly, once a suitable target business has been identified, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to identifying a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our Class A Common Stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS. A particular target business identified by us as a potential acquisition candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

For so long as we are an emerging growth company, we will not be required to have our internal control procedures audited as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$146,649,250 of the net offering proceeds and the $14,000,750 of the net proceeds from the sale of the sponsors’ shares will be deposited into a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$133,573,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $160,650,000 of net offering proceeds and proceeds from the sale of the sponsors’ shares held in the trust account will only be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries.	Proceeds must be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for an initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The shares may commence trading on or promptly after the date of this prospectus.	No trading of the shares of Class A Common Stock would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and interest income), subject to the limitations described herein. When we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify our company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of our company or require the return of his investment. If our company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period), we will (i) cease all operations except for the	If an acquisition has not been consummated within 18 months from the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, plus any net assets held outside of the trust account divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and to the requirements of other applicable law.

Interest earned on the funds in the trust account	All interest earned on the funds in the trust account will be released to us, from time to time, (1) to pay our tax obligations and (2) to meet our working capital requirements.	All interest earned on the funds in the trust account will be held in the trust account for the benefit of public stockholders until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

Release of funds	Except for interest that will be released to us to pay our tax obligations and to meet our working capital requirements, which we estimate will be approximately $320,000, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of our initial business combination or the failure to effect our initial business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

R. Bruce Cameron	56	Chairman

Richard S. Foote	49	Director, President and Chief Executive Officer

R. Bradley Forth	33	Executive Vice President, Chief Financial Officer and Secretary

Joseph C. Canavan	50	Director

Oscar J. Junquera	59	Director

Robert H. Zerbst	66	Director

R. Bruce Cameron, CFA. Mr. Cameron has been the Chairman of our Board of Directors since our inception. Mr. Cameron has been the President and Chief Executive Officer of Berkshire Capital Securities LLC, a New York-based investment banking firm, since its formation in May 2004. Mr. Cameron co-founded Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, in 1983 as the first independent investment bank covering the financial services industry, with a focus on investment management and capital markets firms. Mr. Cameron and his partners have advised on over 270 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management transfer of more than $675 billion and aggregate transaction value in excess of $12.5 billion. From 2005 to 2010, Mr. Cameron was a co-founder and the chairman of the board of directors of Highbury Financial Inc., a publicly traded blank check company that became an investment management holding company. Mr. Cameron is co-chairman of the Investment Committee of Broad Hollow Partners LLC, a partnership formed to pursue principal investments in the investment management industry. Prior to forming Berkshire Capital Corporation, Mr. Cameron was an associate director of Paine Webber Group Inc.’s Strategic Planning Group from 1981 through 1983. Mr. Cameron began his career at Prudential Insurance Company from 1978 through 1980, working first in the Comptroller’s Department and then in the Planning & Coordination Group. Mr. Cameron graduated from Trinity College, where he received a B.A. in Economics, and from Harvard Business School, where he received an M.B.A. Mr. Cameron also attended the London School of Economics. Mr. Cameron is a CFA charterholder and a former treasurer of the New York Society of Security Analysts. Mr. Cameron is a Fellow of the Life Management Institute. He is also a past trustee of the Securities Industry Institute.

We believe Mr. Cameron is well-qualified to serve as a member of our Board of Directors due to his extensive experience in the financial services industry, most recently at Berkshire Capital, business leadership, operational experience, and his prior experience as Chairman of the board of directors for Highbury.

Richard S. Foote, CFA. Mr. Foote has been our President and Chief Executive Officer and a Director since our inception. Mr. Foote has been a managing director of Berkshire Capital Securities LLC since its formation in May 2004 and a managing director, principal and vice president of Berkshire Capital Corporation, since 1994. Mr. Foote is a director of Berkshire Capital and serves on its compensation committee, commitment committee and technology committee. At Berkshire Capital and its predecessor, Mr. Foote has advised on 32 completed mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management transfer of approximately $150 billion and aggregate transaction value of more than $2.4 billion. From 2005 to 2010, Mr. Foote was a co-founder and the president and chief executive officer and a member of the board of directors of Highbury Financial Inc. Mr. Foote is a partner of Broad Hollow Partners LLC, a partnership formed to pursue principal investments in the investment management industry. From 1991 through 1994, Mr. Foote was a co-founder and partner of

Knightsbridge Capital Partners, a partnership engaged in investment banking and merchant banking activities. From 1985 to 1991, Mr. Foote was a vice president, an associate, and an analyst in the investment banking division of PaineWebber Incorporated, primarily working on mergers, acquisitions and the issuance of equity and debt securities. Mr. Foote was graduated from Harvard College, cum laude, in 1985 with an A.B. in Economics. Mr. Foote is a CFA charterholder and a member of the CFA Institute, the New York Society of Security Analysts, the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.

We believe Mr. Foote is well-qualified to serve as a member of the board due to his extensive financial services industry experience, most recently at Berkshire Capital, business leadership, operational experience, and prior experience as president and chief executive officer of Highbury.

R. Bradley Forth, CFA. Mr. Forth has been our Executive Vice President, Chief Financial Officer and Secretary since our inception. Mr. Forth has been a director, vice president and associate at Berkshire Capital Securities LLC since its formation in May 2004 and an associate and analyst at Berkshire Capital Corporation since 2001. From 2005 to 2010, Mr. Forth was a co-founder and the executive vice president, chief financial officer and secretary of Highbury Financial Inc. Mr. Forth is a partner of Broad Hollow Partners LLC, a partnership formed to pursue principal investments in the investment management industry. He graduated from Duke University in 2001 with a B.S. in Economics and a B.A. in Chemistry. Mr. Forth is a CFA charterholder and a member of the CFA Institute and the New York Society of Security Analysts.

Joseph C. Canavan. Mr. Canavan has been a Director since February 2013. Since January 2010, Mr. Canavan has been Chief Executive Officer of Canavan Capital, a personal investment company. Mr. Canavan was Chairman and Chief Executive Officer of Assante Wealth Management, a wealth management company, and United Financial Corporation, an asset management firm affiliated with Assante Wealth Management, from November 2003 until November 2009. Prior to joining Assante Wealth Management, Mr. Canavan was the President and CEO of Synergy Asset Management, a wealth management company he founded in December 1997. In 1994, Mr. Canavan launched GT Global (Canada), a mutual fund company, and served as its Chief Executive Officer until 1997. From 1989 until 1994, Mr. Canavan was a Vice President and Director of National Sales with Fidelity Investments. Mr. Canavan began his career as a financial advisor with Burns Fry Ltd. Mr. Canavan serves on the boards of directors of the following non-profit organizations: the Children’s Aid Foundation, of which he is Chairman and Interim Chief Executive Officer, The Next 36, the Fraser Institute, Kids and Company, Brandprotect, and the Kira Talent. Mr. Canavan has a Bachelor of Business Administration from Concordia University and has completed Harvard University’s three-year executive management program for owners and presidents of companies.

We believe Mr. Canavan is well-qualified to serve as a member of the board due to his extensive experience in the management and operation of wealth management companies and his business leadership experience.

Oscar J. Junquera. Mr. Junquera has been a Director since February 2013. Mr. Junquera is the founder and Managing Partner of PanMar Capital llc, a private equity and investment banking firm specializing in the financial services sector, which he founded in 2008. Mr. Junquera started his career with Blyth Eastman Paine Webber in 1980 as an Associate in the Investment Banking Division. He was appointed Managing Director in 1988, Group Head—Financial Institutions in 1990, and a member of the Investment Banking Executive Committee in 1995, subsequent to the firm’s acquisition of Kidder, Peabody & Co. Upon the sale of PaineWebber Group to UBS AG in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking and held that position until 2007. He was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera is a director of North Star Realty Finance Corp. and Toroso Investments LLC. Mr. Junquera holds a B.S. from the University of Pennsylvania’s Wharton School and an M.B.A. from Harvard Business School. He is on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a Patron/Contributor to the Boys Club of New York, Lenox Hill Neighborhood House and the Museum of the City of New York.

We believe Mr. Junquera is well-qualified to serve as a member of the board due to his extensive experience in investment banking, principal investing in the financial services industry and his management and business leadership experience.

Robert H. Zerbst. Mr. Zerbst has been a Director since February 2013. Mr. Zerbst retired as Chairman of CBRE Global Investors, a global investment company and real estate investment manager in 2009, a position he had held since 2007. He continues to serve as a member of the investment committee of Global Multi Manager business, a fund of funds, of CBRE Global Investors. From 1998 until 2007, he was Chief Executive Officer of CBRE Global Investors. Mr. Zerbst joined CB Richard Ellis Investors (now CBRE Global Investors) as president in 1997. In 1981, Mr. Zerbst founded and served as Chief Executive Officer of Piedmont Realty Advisors, a real estate investment manager, and became a partner in The RREEF Funds when Piedmont Realty Advisors merged with The RREEF Funds in 1991. Mr. Zerbst is a director of Digital Realty Trust, a New York Stock Exchange listed realty trust. Mr. Zerbst serves as Chairman of Overseas Investor Services, LLC, a company that provides to foreign investors services relating to investments in United States real estate. Mr. Zerbst is a past Chairman of the National Association of Real Estate Investment Managers and member of the board of the National Council of Real Estate Investment Fiduciaries. Mr. Zerbst is a member of the World Affairs Council of Northern California, Asia Society, the Policy Advisory Board of the Fisher Center at the University of California at Berkeley, Trustee of the San Francisco Conservatory of Music and a former member of the Real Estate Round Table. Mr. Zerbst holds a B.A. from Miami University and an M.A. in Economics, an M.B.A. and a Ph.D. in Finance and Real Estate Economics from Ohio State University.

We believe Mr. Zerbst is well-qualified to serve as a member of the board due to his extensive experience in the financial services industry and, in particular, the investment management industry, and his management and business leadership experience.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Canavan and Mr. Zerbst, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of R. Bruce Cameron and Mr. Junquera, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard S. Foote, will expire at the third annual meeting.

Advisory Board

The members of our Advisory Board are as follows:

Thomas J. Healey, CFA. Mr. Healey is a founder of Healey Development, a private investment firm, a founder and partner of Prisma Capital Partners, an $8.0 billion fund of hedge funds, a founder of the FIA Timber Partners funds, a series of timberland investment funds with over $1.1 billion of capital commitments, and a founder and partner of Anthos Capital, a private equity firm focused on small-capitalization private equity. Mr. Healey is also co-chairman of the Investment Committee of Broad Hollow Partners LLC, a partnership formed to pursue principal investments in the investment management industry. Previously, Mr. Healey was a partner and managing director of Goldman, Sachs & Co. where he created the Real Estate Capital Markets and Pension Services groups, led institutional marketing for Goldman Sachs Asset Management and played a key role in product creation in the alternative asset space and sat on relevant investment committees. Mr. Healey also chaired Goldman Sachs’ own Pension Plan and served as CIO of the Central States Teamsters Pension Plan. Before joining Goldman Sachs, he was Assistant Secretary of the Treasury for Domestic Finance under former President Ronald Reagan. Prior to that, he was head of corporate finance at Dean Witter Reynolds. Mr. Healey received a B.A. from Georgetown University and an M.B.A. from Harvard Business School. Mr. Healey served on the Board of Trustees of the Rockefeller Foundation and Georgetown University. He chaired both institutions’ investment committees. He is also involved with several other non-profit institutions.

John C. Hagerty. Mr. Hagerty has been a partner of Healey Development since 2005 and has been focused on Healey Development’s expansion both in its existing business though FIA Timber Partners as well as a range of additional private investment activities, including Anthos Capital, of which he is a founder and partner. Mr. Hagerty is also a partner of Broad Hollow Partners LLC. Previously, Mr. Hagerty spent nearly 20 years in investment banking with Salomon Brothers and Merrill Lynch. At Salomon Brothers, he headed the High Yield Syndicate desk. At Merrill Lynch, Mr. Hagerty headed the High Yield Capital Markets desk and also oversaw Loan Capital Markets and the Private Placement Group and sat on relevant investment committees. Mr. Hagerty received a B.A. from Williams College. Mr. Hagerty serves on the Board of Trustees of the Peck School.

Randall S. Yanker. Mr. Yanker has more than 29 years of trading, investment management and business development experience with various investment banks including Salomon Brothers, Swiss Bank Corporation and Lehman Brothers. Mr. Yanker is a co-founder and senior partner of Alternative Asset Managers LP, or AAM, a private investment boutique focused on advising institutions on alternative asset management. Mr. Yanker founded AAM in 2004 to develop strategic investments in emerging alternative asset managers. Prior to founding AAM, Mr. Yanker was the chief executive officer of Lehman Brothers Alternative Investment Management and was responsible for developing the operation from its initial stages to becoming a global hedge fund platform. Before joining Lehman in 2002, Mr. Yanker co-founded a private investment boutique focused on investments in early-stage managers, development of new investment products and the valuation of general partnership interests in hedge funds. Prior to founding that private investment boutique, Mr. Yanker was a managing director of Swiss Bank Corp., or SBC, (now part of UBS Financial Services Inc.), where he founded and managed SBC’s alternative asset management business from initial concept in 1992 until 1998. At SBC, he built a global hedge fund platform for both single strategy hedge funds and a fund of hedge funds business with primary offices in New York, London and Tokyo. Mr. Yanker is a graduate of Harvard College (1983) with a degree in Economics and is a Trustee of The New School University.

T. Robert Burke. Mr. Burke is a Co-founder and Managing Director of Metropolitan Real Estate Equity Management, LLC and a member of its Investment Committee. Mr. Burke has co-founded two other successful real estate organizations (AMB Property Corporation, which merged with ProLogis in 2011, and Institutional Housing Partners, a leading homebuilding finance company) and has over 30 years of real estate experience. Prior to founding AMB, he was a senior real estate partner with the law firm of Morrison & Foerster and, for two years, served as that firm’s Managing Partner of Operations. In addition, he was a Trustee of Stanford University from 1996 to 2006 and has served on the investment committees of the Stanford Management Company, the Hewlett Foundation and the UCSF Foundation. He is also the former Chairman of the Board of Directors of the Pension Real Estate Association, and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School.

Kenneth L. Rilander. Mr. Rilander is the Founder of and has served as Chief Executive of BasicValue Asset Management Inc., since 1995. Mr. Rilander has more than 30 years of Wall Street experience. Previously, Mr. Rilander served as a Managing Director and the Group Head of Financial Institutions Investment Banking at PaineWebber Incorporated. At Paine Webber, he was a member of both the Operating Committee of the Investment Banking Division and the Underwriting Commitment Committee, and a member of the Board of Directors of the company. Mr. Rilander earned his M.B.A (Finance) from the Wharton School at the University of Pennsylvania.

The members of our Advisory Board are individuals who have the background and experience to assist us in evaluating our business strategies and development. Unlike our directors, our Advisory Board will not participate in managing our operations. In addition, unlike our officers and directors who, under Delaware law, owe fiduciary duties to us and our stockholders, our Advisory Board members do not owe any fiduciary duties to us or our stockholders and do not have a duty to present business opportunities to us. We have no formal arrangement or agreement with these individuals that require them to provide services to us and accordingly, they have no contractual obligations to present business opportunities to us. It is intended that they will provide advice, insights, contacts and other assistance to us based on their extensive industry experience and involvement in areas of activity that are strategic to us at our request, only if they are able to do so. We intend for our Advisory Board members to participate through individual meetings or phone conferences and we intend to conduct regular meetings with our

Advisory Board to discuss our strategy and industry trends. We do not anticipate that our Advisory Board members will participate in our business in any other manner. Each of the Advisory Board members has entered into a written agreement with us to maintain in confidence information regarding our company that he has learned through his participation as an Advisory Board member and not to make (or enter into any negotiations or agreement to make), directly or indirectly, including through any affiliate, any acquisition of the assets or equity of any target business or businesses that we are considering that he first becomes aware of through his participation as an Advisory Board member (unless we have decided not to pursue a transaction with the target business or businesses).

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through our initial business combination, we will pay Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, a fee of $10,000 per month for providing us with general and administrative services including office space, utilities and secretarial support. This arrangement, however, is solely for our benefit and is not intended to provide Messrs. Cameron, Foote and Forth compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting and other similar fees, will be paid to our sponsors, Advisory Board members, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). Such individuals, however, will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. We cannot estimate the amount of reasonable out-of-pocket expenses that will be reimbursed to our sponsors, officers, directors, Advisory Board members or their affiliates because such amount will depend on a number of factors including the number of potential target businesses we identify and diligence, the breadth of due diligence we conduct on target businesses, the extent of travel and other expenses incurred in the diligence process and the length of time it takes to consummate an initial business combination with any potential target business. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such out-of-pocket expenses exceed the $1,113,750 of available proceeds not deposited in the trust account and interest income on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by SEC rules.

Director Independence

Currently, Joseph C. Canavan, Oscar J. Junquera and Robert H. Zerbst would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship, which, in the opinion of a company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into an initial business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of our three independent directors, Messrs. Canavan, Junquera and Zerbst, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team and Advisory Board members in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Junquera qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Nominating and Governance Committee

Effective upon consummation of this offering, we will establish a nominating and governance committee of the board of directors, which will consist of our three independent directors, Messrs. Canavan, Junquera and

Zerbst. The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and governance committee considers persons identified by its members, management, stockholders and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating and Governance Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.

The nominating and governance committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and governance committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Business Conduct and Ethics

Effective upon consummation of this offering, we will adopt a code of business conduct and ethics that applies to all of our executive officers, directors and employees. The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among various business activities. The amount of time our officers and directors commit to our affairs will vary on a week to week basis but we anticipate that each of our officers will devote between 20 and 80 hours of his time to us per week. Our officers and directors are currently only involved in our business activities and the activities described in the section titled “Management—Directors and Executive Officers”.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

In light of our managements’ involvement with other financial services companies, including Berkshire Capital, and our focus on consummating a business combination with one or more operating businesses in the financial services industry, we may decide to acquire one or more businesses affiliated with our management, existing stockholders or with clients of Berkshire Capital. Potential conflicts of interest may exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. However, our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period).

•

Unless we consummate our initial business combination, our officers, directors, Advisory Board members and sponsors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the sum of the amount of available proceeds not deposited in the trust account, the amount of interest income from the trust account that will be released to us as working capital and the proceeds of any debt or equity financing provided them.

•

The founders’ shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ shares or sponsors’ shares. Furthermore, our officers and directors have agreed that the sponsors’ shares will not be sold or transferred by them until 30 days after we have completed our initial business combination. The personal and financial interests of our directors and officers will influence their motivation in, and our officers and directors will have a conflict of interest with respect to, the timely identification and selection of a target business or businesses and the determination of whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

A target business may require that the shares of Class B Common Stock held in the HF2 Class B Trust be transferred to the owners or employees of the target business. Our management team may have a conflict of interest in pursuing a target business that requires the transfer of the Class B Common Stock as compared to a target business that does not require the transfer of the Class B Common Stock.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to HF2 Financial Management Inc.
Berkshire Capital	R. Bruce Cameron Richard S. Foote R. Bradley Forth

R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary, are employees and equity owners of Berkshire Capital, an investment banking firm that provides financial advisory services to clients in connection with mergers and acquisitions in the financial services industry. Berkshire Capital and each of Messrs. Cameron, Foote and Forth has agreed that, until the earlier of our consummation of an initial business combination or the liquidation of the trust account, each of Messrs. Cameron, Foote and Forth will present to us any acquisition opportunity with a target business having a fair market value in excess of 80% of the balance of the funds in the trust account prior to presenting such opportunity to Berkshire Capital as a principal.

However, a client may engage Berkshire Capital to identify certain acquisition opportunities for the client and to advise it on such acquisition. Some of these opportunities could be appropriate for both a Berkshire Capital client and us. As employees of Berkshire Capital, if Messrs. Cameron, Foote or Forth become aware of such an opportunity, he would have a duty to present the opportunity to the Berkshire Capital client before presenting it to us.

Broad Hollow Partners LLC	R. Bruce Cameron Richard S. Foote R. Bradley Forth	Each of Messrs. Cameron, Foote and Forth is a partner in Broad Hollow Partners LLC, a limited liability company formed to pursue principal investments in the investment management industry. Broad Hollow Partners LLC and each of Messrs. Cameron, Foote and Forth has agreed that, until the earlier of our consummation of an initial business combination or the liquidation of the trust account, each of Messrs. Cameron, Foote and Forth will present to us any target business with a fair market value in excess of 80% of the balance of the funds in the trust account prior to presenting such target business to Broad Hollow Partners LLC.

PanMar Capital llc	Oscar Junquera	Mr. Junquera is the founder and Managing Partner of PanMar Capital llc, a private equity and investment banking firm specializing in the financial services sector. PanMar Capital llc could pursue an investment in a target business that is appropriate for us. As the Managing Partner of PanMar Capital llc, Mr. Junquera may have a conflict of interest in determining whether to present an opportunity to us or PanMar Capital llc. A client may engage PanMar Capital llc to identify certain acquisition opportunities for the client and to advise it on such acquisition. Some of these opportunities could be appropriate for both the client and us. As Managing Partner of PanMar Capital llc, if Mr. Junquera becomes aware of such an opportunity, he would have a duty to present the opportunity to the client of PanMar Capital llc before presenting it to us.

We have no formal arrangement or agreement with our Advisory Board members to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us.

If we submit our initial business combination to our public stockholders for a vote, our sponsors, officers and directors have agreed to vote any shares held by them in favor of our initial business combination. In addition, our sponsors have agreed to waive their respective rights to participate in any liquidation distribution with respect to their founders’ shares and sponsors’ shares. If our sponsors, officers and directors purchase shares of Class A Common Stock as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but, except for Bulldog Investors and White Sand Investor Group, LP, have agreed not to convert or sell such shares to us in connection with the consummation of our initial business combination. Prior to our initial business combination and in connection with any vote on an initial business combination, the shares of our Class B Common Stock held in the HF2 Class B Trust will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock.

Transactions between us and any of our sponsors, directors, officers or Advisory Board members or their respective affiliates will require prior approval by our audit committee and a majority of our disinterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

In light of our existing stockholders’ involvement with other financial services companies, including Berkshire Capital, and our purpose to consummate a business combination with one or more operating businesses in the financial services industry, we may decide to acquire one or more businesses affiliated with our sponsors or with clients of Berkshire Capital. Potential conflicts of interest may exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest. To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or sponsors including (1) an entity in which any of the foregoing or their affiliates are currently passive investors, (2) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (3) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained (i) an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our sponsors, Advisory Board members, members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the $10,000 administrative service fee charged by Berkshire Capital, repayment of the loans from our officers, directors and Advisory Board members in the aggregate amount of $150,000 and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence in connection with our business combinations.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and by-laws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compensation Committee Interlocks

Our independent directors currently carry out the functions customarily undertaken by the Compensation Committee. Messrs. Cameron and Foote are executive officers of, and serve on the compensation committee of Berkshire Capital. For a description of certain transactions between us and Messrs. Cameron and Foote, see “Certain Relationships and Related Party Transactions.” For a description of certain transactions between us and Berkshire Capital, see “Certain Relationships and Related Party Transactions.”

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of Class A Common Stock and Class B Common Stock as of the date of this prospectus and as adjusted to reflect both the sale of our shares of Class A Common Stock offered by this prospectus (assuming none of the individuals listed purchase shares in this offering) and the private placement of our sponsors’ shares, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A Common Stock or Class B Common Stock;

•	each of our officers and directors and Advisory Board members; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock beneficially owned by them.

	Prior to Offering				After Offering and Private Placement(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Class A Common Stock	Approximate Percentage of Outstanding Shares of Class A Common Stock	Amount and Nature of Beneficial Ownership of Class B Common Stock	Approximate Percentage of Outstanding Shares of Class B Common Stock	Amount and Nature of Beneficial Ownership of Class A Common Stock	Approximate Percentage of Outstanding Shares of Class A Common Stock	Amount and Nature of Beneficial Ownership of Class B Common Stock	Approximate Percentage of Outstanding Shares of Class B Common Stock
HF2 Class B Trust			20,000,000	100.0%			20,000,000	100.0%
Officers
R. Bruce Cameron(3)	570,897	13.0%	0	0.0%	673,170	3.3%	0	0.0%
Richard S. Foote	0	0.0%	0	0.0%	0	0.0%	0	0.0%
R. Bradley Forth	266,923	6.1%	0	0.0%	231,966	1.1%	0	0.0%
Directors
Joseph C. Canavan	70,529	1.6%	0	0.0%	87,846	0.4%	0	0.0%
Oscar J. Junquera(4)	58,774	1.3%	0	0.0%	73,208	0.4%	0	0.0%
Robert H. Zerbst	23,510	0.5%	0	0.0%	29,283	0.1%	0	0.0%
Advisory Board
Robert T. Burke(5)	352,643	8.0%	0	0.0%	439,237	2.1%	0	0.0%
John C. Hagerty(6)	704,298	16.0%	0	0.0%	877,244	4.3%	0	0.0%
Thomas J. Healey	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Kenneth L. Rilander(7)	293,869	6.7%	0	0.0%	366,033	1.8%	0	0.0%
Randall S. Yanker(8)	1,447,833	32.9%	0	0.0%	1,803,368	8.8%	0	0.0%
5% Holders
Foote Family Trust(9)	466,504	10.6%	0	0.0%	405,412	2.0%	0	0.0%
All directors and executive officers as a group (six individuals)	990,633	22.5%	20,000,000	100.0%	1,095,473	5.3%	20,000,000	100.0%

(1)	Unless otherwise indicated, the business address of each person is c/o HF2 Financial Management Inc., 999 18th Street, Suite 3000, Denver, Colorado 80202.
(2)	Assumes the over-allotment has not been exercised, an aggregate of 573,750 founders’ shares have been forfeited and an aggregate of 1,414,875 sponsors’ shares were purchased in a private placement.
(3)	Includes 570,897 shares held by Broad Hollow Investors LLC prior to the offering and 648,274 shares to be held by Broad Hollow Investors LLC after the offering. Includes 24,898 shares to be held by Broad Hollow LLC after the offering. TartanFarm Corp. is the managing member of Broad Hollow LLC and Broad Hollow Investors LLC. Mr. Cameron is the President of TartanFarm Corp. and has voting and dispositive power over these shares.
(4)	Includes 58,774 shares held by PanMar Capital llc prior to the offering and 73,208 shares held by PanMar Capital llc after the offering. Mr. Junquera is the Managing Partner of PanMar Capital llc and has voting and dispositive power over these shares.
(5)	All of the shares reported are held by the Burke Family Trust. T. Robert Burke is the trustee of the Burke Family Trust and has voting and dispositive power over these shares. The business address of the T. Robert Burke is 333 Infantry Terrace, San Francisco, California 94129.

(6)	Includes 352,149 shares held by each of Healey Associates LLC and Healey Family Foundation prior to the offering. Includes 438,622 shares to be held by each of Healey Associates LLC and Healey Family Foundation after the offering. John C. Hagerty is the manager of Healey Associates LLC and a Trustee of Healey Family Foundation and has voting and dispositive power over the shares held by Healey Associates LLC and shared voting and dispositive power over the shares held by the Healey Family Foundation. The business address of John C. Hagerty is c/o Healey Development LLC, 310 South Street, Morristown, New Jersey 07960.
(7)	Includes 293,869 shares held by Parsifal Partners B, LP. prior to the offering and 366,033 shares held by Parsifal Partners B, LP. after the offering. Kenneth L. Rilander has voting and dispositive power over these shares. The business address of Mr. Rilander is 521 Fifth Avenue, 30th Floor, New York, New York 10175.
(8)	Includes 265,656 shares held by Mr. Yanker, 26,566 shares held by Jeffrey J. Hodgman, 796,973 shares held by NAR Special Global, LLC, 132,829 shares held by Thomas Maheras, 106,263 shares held by Daniel T. Smythe, 66,414 shares held by Ramnarain Jaigobind, 26,566 shares held by Paul D. Schaeffer, 13,283 shares held by Dickinson Investments LLC and 13,283 shares held by SC-NGU LLC, in each case prior to the offering. Includes 330,894 shares held by Mr. Yanker, 33,091 shares held by Jeffrey J. Hodgman, 992,679 shares held by NAR Special Global, LLC, 165,447 shares held by Thomas Maheras, 132,356 shares held by Daniel T. Smythe, 82,722 shares held by Ramnarain Jaigobind, 33,091 shares held by Paul D. Schaeffer, 16,544 shares held by Dickinson Investments LLC and 16,544 shares held by SC-NGU LLC, in each case after the offering. Randall S. Yanker has voting and dispositive power over these shares. With respect to all of these shares other than the shares Mr. Yanker holds, Mr. Yanker has voting and dispositive power over such shares pursuant to a proxy and power of attorney with each of the shareholders listed.
(9)	All of the shares reported are held by the Foote Family Trust, of which Mr. Foote’s sister is the trustee and has voting and dispositive power over the shares. Mr. Foote disclaims beneficial ownership of all such shares.

Immediately after this offering, our sponsors will beneficially own approximately 25.5% (or 25.4% if the over-allotment option is exercised in full) of the then issued and outstanding shares of Class A Common Stock (assuming they do not purchase any shares offered by this prospectus). Because of the ownership block held by our sponsors, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 573,750 founders’ shares will be forfeited. Only a number of shares necessary to maintain our sponsors’ collective 20% ownership interest (excluding the sponsors’ shares) in our shares of Class A Common Stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

Our amended and restated certificate of incorporation will provide that the shares of Class B Common Stock held in the HF2 Class B Trust will not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution.

On the date of this prospectus, the founders’ shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, the founders’ shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination (1) with respect to 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and, with respect to the remaining 50% of the founders’ shares, the last sales price of our Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Up to 573,750 of the founders’ shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of the founders’ shares will not be able to sell or transfer their securities except (1) transfers to other holders of founders’ shares, to our officers, directors and employees, to a holder’s affiliates or to its members upon its liquidation, (2) transfers to relatives and trusts for estate planning purposes, (3) transfers by virtue of the laws of descent and distribution upon death, (4) transfers pursuant to a qualified domestic relations order or (5) transfers by private sales made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be. If dividends are declared and payable in shares of Class A Common Stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founders’ shares.

Our sponsors have committed that they will purchase the sponsors’ shares (for a total purchase price of $14,148,750) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors also have agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. The sponsors’ shares are identical to the shares sold in this offering, except that our sponsors have agreed not to transfer, assign or sell any of the sponsors’ shares until 30 days after the completion of our initial business combination (except to certain permitted transferees) and the sponsors’ shares will not participate in the redemption of the public shares in the event that we do not consummate an initial business combination within the required time period. The permitted transfers referred to above include (1) transfers to other holders of sponsors’ shares, to our officers, directors and employees, to a holder’s affiliates or to its members upon its liquidation, (2) transfers to relatives and trusts for estate planning purposes, (3) transfers by virtue of the laws of descent and distribution upon death, (4) transfers pursuant to a qualified domestic relations order or (5) transfers by private sales made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be.

In order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors may, but are not obligated to, loan us funds, or invest in us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our discretion, the notes may be converted into shares of Class A Common Stock at a price of $10.00 per share. If we do not complete a business combination, the loans will be forgiven.

We consider Messrs. Cameron, Foote and Forth to be our “promoters,” as that term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In December 2012, we issued an aggregate of 4,255,000 shares of Class A Common Stock for $25,000 in cash, at a purchase price of approximately $.005875 per share, to Bulldog Investors, White Sand Investor Group, L.P., Broad Hollow Investors LLC, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, L.P., PanMar Capital llc, Sally H. Foote (trustee of the Foote Family Trust) and R. Bradley Forth. In February 2013, we repurchased an aggregate of 1,320,707 shares of Class A Common Stock for $7,759 in cash, at a purchase price of $.005875 per share from these sponsors. In addition, in February 2013, we issued an aggregate of 1,464,457 shares of Class A Common Stock for $8,604 in cash, at a purchase price of approximately $.005875 per share, to Broad Hollow Investors LLC, Robert H. Zerbst, Joseph C. Canavan, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC and SC-NGU LLC. The repurchase and issuance of shares in February 2013 were consummated in connection with a change in the size of this offering, in order to maintain the founders’ shares at 20% of the shares outstanding after this offering (excluding the sponsors’ shares), and the issuance of shares to new sponsors. As of the date of this prospectus, our sponsors own the number of shares of Class A Common Stock set forth below.

Name	Director, Officer or Advisory Board member affiliated with sponsor	Number of Shares	Relationship to Us
Bulldog Investors	N/A	112,970	Sponsor
White Sand Investor Group, LP	N/A	30,000	Sponsor
Broad Hollow Investors LLC	R. Bruce Cameron, Director and Officer	570,897	Sponsor
Healey Associates LLC	Thomas J. Healey and John C. Hagerty, Advisory Board members	352,149	Sponsor
Healey Family Foundation	Thomas J. Healey and John C. Hagerty, Advisory Board members	352,149	Sponsor
Burke Family Trust	T. Robert Burke, Advisory Board member	352,643	Sponsor
Parsifal Partners B, LP	Kenneth L. Rilander, Advisory Board member	293,869	Sponsor
PanMar Capital llc	Oscar J. Junquera, Director	58,774	Sponsor
Robert H. Zerbst	Robert H. Zerbst, Director	23,510	Director
Joseph C. Canavan	Joseph C. Canavan, Director	70,529	Director
Foote Family Trust	Sally H. Foote, sister of Richard S. Foote, Director and Officer	466,504	Sponsor
R. Bradley Forth	R. Bradley Forth, Officer	266,923	Officer
NAR Special Global, LLC	N/A	796,973	Sponsor
Thomas Maheras	N/A	132,829	Sponsor
Daniel T. Smythe	N/A	106,263	Sponsor
Ramnarain Jaigobind	N/A	66,414	Sponsor
Jeffrey J. Hodgman	N/A	26,566	Sponsor
Paul D. Schaeffer	N/A	26,566	Sponsor
Dickinson Investments LLC	N/A	13,283	Sponsor
SC-NGU LLC	N/A	13,283	Sponsor
Randall S. Yanker	Randall S. Yanker, Advisory Board member	265,656	Sponsor

If the underwriters do not exercise their over-allotment option in full, our sponsors, other than Broad Hollow LLC which does not hold founders’ shares, have agreed to forfeit up to an aggregate of 573,750 founders’ shares in proportion to the portion of the over-allotment that was not exercised so that the founders’ shares will constitute 20% of our outstanding shares of Class A Common Stock (excluding the sponsors’ shares). 19.6% of such forfeiture will be allocated to Broad Hollow Investors, LLC, Foote Family Trust and R. Bradley Forth on a

pro rata basis and 80.4% of such forfeiture will be allocated to Bulldog Investors, White Sand Investor Group, LP, Broad Hollow Investors LLC, Healey Associates LLC, Healey Family Foundation, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, Robert H. Zerbst, Joseph C. Canavan, Foote Family Trust, R. Bradley Forth, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC and Randall S. Yanker on a pro rata basis. If such founders’ shares are forfeited, upon receipt such forfeited shares would then be immediately cancelled and we would record a reduction to Class A Common Stock for the par value of such shares, or approximately $56, and a corresponding increase to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, additional founders’ shares would be sold to or purchased from our sponsors (other than Broad Hollow LLC), as applicable, in order to maintain our sponsors’ ownership (excluding the sponsors’ shares) at 20% of the number of shares of Class A Common Stock after giving effect to the offering. Any increase or decrease would be divided among the sponsors (other than Broad Hollow LLC) with 19.6% of the increase or decrease allocated to Broad Hollow Investors, LLC, Foote Family Trust and R. Bradley Forth on a pro rata basis and 80.4% of the increase or decrease allocated to Broad Hollow Investors LLC, Healey Associates LLC, Healey Family Foundation, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, Robert H. Zerbst, Joseph C. Canavan, Foote Family Trust, R. Bradley Forth, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC and Randall S. Yanker on a pro rata basis. See the sections titled “The Offering – Class A Common Stock being purchased by our sponsors” and “The Offering – Restrictions on transfer of founders’ shares, sponsors’ shares and Class B Common Stock” for more information on the terms of the founders’ shares.

In December 2012, Mr. Cameron purchased an aggregate of 20,000,000 shares of Class B Common Stock for an aggregate purchase price of $20, or $0.000001 per share, which is the per share par value. Mr. Cameron will contribute the shares of Class B Common Stock to the HF2 Class B Trust. Wilmington Trust, National Association will serve as administrative trustee of the HF2 Class B Trust. Healey Family Foundation and Healey Associates LLC along with Messrs. Yanker, Burke and Rilander are the beneficiaries of the HF2 Class B Trust. Shares of our Class B Common Stock are entitled to ten votes per share and will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. Shares of our Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon a liquidation). Due to its ownership of the Class B Common Stock, our Class B Stockholder will hold approximately 90.7% of the combined voting power of our common stock immediately after this offering (or approximately 89.4% if the underwriters exercise in full their option to purchase additional shares). Prior to our initial business combination and in connection with any vote on our initial business combination, the shares of Class B Common Stock will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to consummation of our initial business combination, holders of a majority of our shares of Class A Common Stock will control the vote on any matter submitted to our stockholders for a vote. Our amended and restated certificate of incorporation will provide that the shares of Class B Common Stock may not be transferred, assigned or sold prior to the consummation of our initial business combination or our dissolution. It also will provide that such shares may be transferred only in connection with our initial business combination and only with the consent of our board of directors either to the owners or employees of the target business, assuming the owners or employees of the target business require we transfer any such shares to them, or, if they do not require that any or all of the shares of Class B Common Stock be transferred to them, the balance of such shares will be transferred to us in exchange for their par value. Any shares of Class B Common Stock transferred to us will not be reissued.

The following sponsors have committed that they will purchase, pursuant to a written subscription agreement with us, the 1,414,875 sponsors’ shares (for a total purchase price of $14,148,750) from us: Bulldog Investors, White Sand Investor Group, LP, Broad Hollow Investors LLC, Broad Hollow LLC, Healey Associates LLC, Healey Family Foundation, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, Robert H. Zerbst, Joseph C. Canavan, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain

Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC and Randall S. Yanker. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors also have agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. As of the date of this prospectus and assuming the underwriters do not exercise their over-allotment option, our sponsors have committed to purchase the number of shares of Class A Common Stock set forth below.

Name	Director, Officer or Advisory Board member affiliated with sponsor	Number of Shares	Relationship to Us
Bulldog Investors	N/A	100,000	Sponsor
White Sand Investor Group, LP	N/A	26,556	Sponsor
Broad Hollow Investors LLC	R. Bruce Cameron, Director and Officer	152,121	Sponsor
Broad Hollow LLC	R. Bruce Cameron, Director and Officer	24,898	Sponsor
Healey Associates LLC	Thomas J. Healey and John C. Hagerty, Advisory Board members	132,593	Sponsor
Healey Family Foundation	Thomas J. Healey and John C. Hagerty, Advisory Board members	132,593	Sponsor
Burke Family Trust	T. Robert Burke, Advisory Board member	132,779	Sponsor
Parsifal Partners B, LP	Kenneth L. Rilander, Advisory Board member	110,649	Sponsor
PanMar Capital llc	Oscar J. Junquera, Director	22,130	Sponsor
Robert H. Zerbst	Robert H. Zerbst, Director	8,852	Director
Joseph C. Canavan	Joseph C. Canavan, Director	26,555	Director
NAR Special Global, LLC	N/A	300,000	Sponsor
Thomas Maheras	N/A	50,000	Sponsor
Daniel T. Smythe	N/A	40,000	Sponsor
Ramnarain Jaigobind	N/A	25,000	Sponsor
Jeffrey J. Hodgman	N/A	10,000	Sponsor
Paul D. Schaeffer	N/A	10,000	Sponsor
Dickinson Investments LLC	N/A	5,000	Sponsor
SC-NGU LLC	N/A	5,000	Sponsor
Randall S. Yanker	Randall S. Yanker, Advisory Board member	100,000	Sponsor

The purchase price for the sponsors’ shares will be delivered to Bingham McCutchen LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ shares. Prior to the date of this prospectus Bingham McCutchen will hold the purchase price in a non-interest bearing account until we consummate this offering and, with respect to the purchase price paid for the additional purchase of sponsors’ shares in connection with the exercise of the over-allotment option, until the consummation of the purchase by the underwriters of shares following the exercise of the over-allotment option. Bingham McCutchen LLP will deposit the purchase price into the trust account simultaneously with the consummation of the offering and the purchase by the underwriters of shares following the exercise of the over-allotment option, as the case may be. If the underwriters determine that additional sponsors’ shares must be purchased in order to consummate this offering based on market conditions at that time, and if our board of directors so agrees, each of the purchasers of sponsors’ shares has agreed that it will purchase up to 13% of the amount of sponsors’ shares that it has agreed to purchase simultaneously with the consummation of this offering.

Any purchases of sponsors’ shares in connection with the exercise of the over-allotment option by the underwriters would constitute a portion of this additional 13% that the purchasers of the sponsors’ shares have agreed to purchase. If our board of directors does not agree with the underwriters regarding the sale of additional sponsors’ shares, we would be unable to proceed with this offering. If the sponsors on our board of directors do not agree with the underwriters regarding the sale of additional sponsors’ shares, and such sponsors represent a majority of the board of directors, we would be unable to proceed with this offering. If the sponsors fail to purchase additional sponsors’ shares, then they would be in breach of their subscription agreements and, unless the commitment of the defaulting sponsor is satisfied by another sponsor, we would be unable to proceed with this offering. See the sections titled “The Offering – Class A Common Stock being purchased by our sponsors” and “The Offering – Restrictions on transfer of founders’ shares, sponsors’ shares and Class B Common Stock” for more information on the terms of the sponsors’ shares.

In order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors may, but are not obligated to, loan us funds, or invest in us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our discretion, the notes may be converted into shares of Class A Common Stock at a price of $10.00 per share. If we do not complete a business combination, the loans will be forgiven.

The holders of our founders’ shares issued and outstanding on the date of this prospectus, as well as the holders of the sponsors’ shares and any shares that may be issued to our sponsors, officers, directors, Advisory Board members or their affiliates in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these shares are entitled to make up to two demands that we register such shares. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class A Common Stock are to be released from escrow. The holders of a majority of the sponsors’ shares or shares issued in payment of working capital loans made to us may elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Broad Hollow Investors LLC, Broad Hollow LLC, Healey Associates LLC, Healey Family Foundation, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, Robert H. Zerbst, Joseph C. Canavan, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC and Randall S. Yanker have loaned to us an aggregate of $150,000 to cover expenses related to this offering. The loans are payable without interest on the earlier of (i) November 29, 2013, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. We intend to repay these loans from the proceeds of this offering not placed in the trust account.

Berkshire Capital, an affiliate of Messrs. Cameron, Foote and Forth, has agreed that, commencing on the effective date of this prospectus through the earlier of the consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay Berkshire Capital $10,000 per month for these services. As employees and/or equity owners of Berkshire Capital, Messrs. Cameron, Foote and Forth will benefit from the transaction to the extent of their respective interest in Berkshire Capital. This arrangement, however, is solely for our benefit and is not intended to provide Messrs. Cameron, Foote and Forth compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Denver metropolitan area and other Berkshire Capital office locations, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated person.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our sponsors, officers, directors, Advisory Board members or their respective affiliates, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). Such individuals will, however, receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. We cannot estimate the amount of reasonable out-of-pocket expenses that will be reimbursed to our sponsors, officers, directors, Advisory Board members or their affiliates because such amount will depend on a number of factors including the number of potential target businesses we identify and diligence, the breadth of due diligence we conduct on target businesses, the extent of travel and other expenses incurred in the diligence process and the length of time it takes to consummate an initial business combination with any potential target business. Solely by way of example, Highbury reimbursed its officers, directors and initial stockholders approximately $85,000 for expenses incurred in connection with the consummation of its initial business combination. However, the amount of expenses reimbursed by Highbury is not necessarily indicative of the expenses our sponsors, officers, directors, Advisory Board members and their affiliates will incur in connection with our initial business combination because the number of potential targets identified and diligenced, the breadth of due diligence, the extent of travel and other expenses and the time required to consummate our initial business combination may be different for us than it was for Highbury. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such out-of-pocket expenses exceed the $1,113,750 of available proceeds not deposited in the trust account and interest income on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by SEC Rules.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested, independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our code of business conduct and ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Class A Common Stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest arises when a person takes actions or has interests that may make it difficult to perform his work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete annually a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or sponsors including (1) an entity in which any of the foregoing or their affiliates are currently passive investors, (2) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (3) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained (i) an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors. Furthermore, in no event will any of our sponsors, Advisory Board members, members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the $10,000 administrative service fee charged by Berkshire Capital, repayment of the loans from our officers, directors and Advisory Board members in the aggregate amount of $150,000 and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence in connection with our business combinations.

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation currently authorizes, and our amended and restated certificate of incorporation which will become effective on the date of this prospectus will authorize, the issuance of 180,000,000 shares of Class A Common Stock, par value $0.0001, 20,000,000 shares of Class B Common Stock, par value $0.000001 per share, and 2,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 4,398,750 shares of Class A Common Stock are outstanding, held by 21 stockholders of record and 20,000,000 shares of Class B Common Stock are outstanding held by one stockholder of record. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Common Stock

Our shares of Class A Common Stock have the right to receive dividends, if declared by our board of directors, and liquidation rights in accordance with Delaware law and our amended and restated certificate of incorporation. Our shares of Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon a liquidation). Our shares of Class A Common Stock and Class B Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock, except that public stockholders have the right to request to have their shares of Class A Common Stock converted into cash equal to their pro rata share of the trust account (net of taxes payable and interest income) if they vote on the proposed business combination and the business combination is completed and to be redeemed if we do not consummate an initial business combination within the required time frame.

Our holders of record of our Class A Common Stock and Class B Common Stock are entitled to one vote and ten votes, respectively, for each share held on all matters to be voted on by stockholders. Holders of our Class A Common Stock and Class B Common Stock will vote together as a single class.

In connection with any vote held to approve our initial business combination, our sponsors, as well as all of our officers and directors, have agreed to vote their respective shares of Class A Common Stock owned by them immediately prior to this offering, including both the founder shares and the sponsor shares, and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination. Prior to our initial business combination and in connection with any vote on an initial business combination, the shares of our Class B Common Stock held in the HF2 Class B Trust will be voted on all matters presented to holders of our common stock for a vote in proportion to the vote of the holders of the Class A Common Stock.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after giving effect to the payment of the cash advisory fee to EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P.) upon such consummation and a majority of the outstanding shares of Class A Common Stock voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination by 18 months from the date of this prospectus (or 24 months from the date of this prospectus if we execute a letter of intent, agreement in principle or definitive agreement for an initial business combination within 18 months from the date of this prospectus but the initial business combination has not been completed within such 18-month period), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account (net of taxes payable), based on the amount then held in the trust account, and any assets remaining available for distribution to them. Our sponsors have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination with respect to the founders’ shares and sponsors’ shares. Our sponsors will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of Class A Common Stock acquired in or following this offering.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 2,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Class A Common Stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the Class A Common Stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of our Shares

There is presently no public market for our shares of Class A Common Stock. We have applied to have our shares listed on Nasdaq under the symbol “HTWO”. Although, after giving effect to this offering, we meet the minimum initial listing standards of Nasdaq on a pro forma basis, which generally require that we have stockholders’ equity of at least $4,000,000, a market value of publicly held shares of at least $15,000,000, a market value of our Class A Common Stock of at least $50,000,000, at least 1,000,000 publicly held shares and 300 shareholders, we cannot assure you that our shares will continue to be listed on Nasdaq as we might not in the future meet Nasdaq’s continued listing standards.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Class B Common Stock

Our Class B Stockholder holds an aggregate of 20,000,000 shares of Class B Common Stock, representing an aggregate of 200,000,000 votes. Shares of our Class B Common Stock will vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of our common stock for a vote. If all 180,000,000 authorized shares of Class A Common Stock are issued and outstanding following an initial business combination, and assuming the 20,000,000 shares of Class B Common Stock remain outstanding, the holders of our Class B Common Stock will hold approximately 52.6% of the combined voting power of our common stock.

For so long as the outstanding shares of Class B Common Stock represent at least a majority of the combined voting power of our common stock, the holders of our Class B Common Stock will be able to elect all of the members of our board of directors and thereby control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of securities, and the declaration and payment of dividends. In addition, the holders of our Class B Common Stock will be able to determine the outcome of all matters requiring approval of stockholders, and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company even though it may be in the best interests of the holders of our Class A Common Stock. In particular, this concentration of voting power could deprive holders of our Class A Common Stock of the opportunity to receive a premium for their shares of Class A Common Stock as part of a sale of our company, and could ultimately affect the market price of our Class A Common Stock.

Issuance of Preferred Stock

Our board of directors is authorized to issue 2,000,000 shares of preferred stock and determine the powers, preferences and special rights of any unissued series of preferred stock, including voting rights, dividend rights, and terms of redemption, conversion rights and the designation of any such series, without the approval of our stockholders. As a result, our board of directors could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our Class A Common Stock. Our board of directors could issue the preferred stock with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, following the consummation of this offering, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings

Our bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, the Chairman of our board of directors, the Chief Executive Officer or the President. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of such annual meeting is first made by our company). Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Bylaws

Our bylaws provide that the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our bylaws. In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 20,539,875 shares of Class A Common Stock outstanding, or 23,592,150 shares if the over-allotment option is exercised in full. Of these shares, the 15,300,000 shares sold in this offering, or 17,595,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of Class A Common Stock for at least six months would be entitled to sell his shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. A person who has beneficially owned restricted shares of Class A Common Stock for at least six months but who is our affiliate at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of Class A Common Stock then outstanding, which will equal 205,398 shares immediately after this offering (or 235,921 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the shares of Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsors will be able to sell their founders’ shares and sponsors’ shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our founders’ shares, sponsors’ shares and any shares our sponsors, officers, directors, Advisory Board members or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these shares are entitled to make up to two demands that we register such shares. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class A Common Stock are to be released from escrow. The holders of a majority of the sponsors’ shares or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay EarlyBirdCapital, Inc. deferred commissions of $89,811, or $101,460 if the over-allotment option is exercised in full, on the sale of the sponsors’ shares. These commissions will be deferred until the closing of our initial business combination. At our option, we may pay these commissions in cash or in shares of our Class A Common Stock (based on a price of $10.50 per share). EarlyBirdCapital, Inc. has been granted demand and “piggy back” registration rights with respect to the shares of Class A Common Stock that may be issued to it pursuant to the registration rights agreement described above.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences applicable to you with respect to the acquisition, ownership and disposition of shares of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who purchase shares of our common stock pursuant to this offering and who hold the shares as capital assets (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, nor does it address any aspects of tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to holders of shares of our common stock subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other pass-through entities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock; and

•	persons that will hold common stock as a position treated as a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock. If a partnership (or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Company

Personal Holding Company Status

We could be subject to an additional level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•

at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and

•

at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our sponsors and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The tax rate on undistributed PHC income is 20%.

Public Stockholders

U.S. Holders

This section is addressed to U.S. holders of our shares. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of our common stock that is:

•	An individual citizen or resident of the United States for U.S. federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust, or the trust has in effect a valid election to be treated as a U.S. person.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce your adjusted basis in the common stock (but not below zero). Any amount distributed that is in excess both of our current and accumulated earnings and profits and your basis in the common stock will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below.

If you are a U.S. holder that is a taxable corporation, dividends we pay to you generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15% for non-corporate taxpayers with incomes of less than $400,000 ($450,000 for married couples filing jointly) and 20% for non-corporate taxpayers with incomes of $400,000 or more ($450,000 for married couples filing jointly)).

The conversion feature of the common stock described under “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights” may be viewed as the holding of a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of our initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion into cash but including a dissolution and liquidation in the event we do not consummate our initial business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of our initial business combination. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15% for such U.S. holders with incomes of less than $400,000 ($450,000 for married couples filing jointly) and 20% for non-corporate U.S. holders with incomes of $400,000 or more ($450,000 for married couples filing jointly).

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the shares. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership or disregarded as separate from its owner for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As described in the section titled “Dividend Policy”, we currently do not anticipate paying dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, or effect one of certain redemptions that are treated as distributions with respect to our common stock, then any such distributions or redemptions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a tax-free return of capital to the extent of the holder’s adjusted tax basis in the common stock and will be applied against and reduce that basis. Any excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under the section titled “— Sale or Other Disposition of Common Stock” below.

Except as described in the next paragraph, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or a lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent or withholding agent a valid IRS Form W-8BEN (or applicable successor form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent or other withholding agent prior to the payment of dividends and may be required to be updated periodically. Special certification and other requirements apply if our common stock is held through a non-U.S. intermediary including non-U.S. pass-through entities, Non-U.S. holders that do not timely provide us or our paying agent or other withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Sale or Other Disposition of Common Stock” below), we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent or other withholding agent the required forms, including a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a non-U.S. corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes) also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder who provides us with an IRS Form W-8BEN or Form W-8ECI must update the form or submit a new form, as applicable, if there is a change in circumstances that makes any information on such form incorrect. A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Sale or Other Disposition of Common Stock

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate our initial business combination within the required timeframe) unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the common stock, and, with respect to a non-U.S. holder who has not actually or constructively held (at any time during the shorter of the five-year period preceding the date of the disposition or the holder’s holding period) 5% or more of our common stock, the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate our initial business combination.

Gain described in the first or third bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a non-U.S. corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes) also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. The gross proceeds from transactions to which the third bullet point above applies will generally be subject to a 10% withholding tax, which may be claimed as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Common Stock.” You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. In the case of a non-U.S. person, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments. A U.S. holder will not be subject to backup withholding if such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”). A non-U.S. holder will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. Specifically, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale or other disposition of our common stock paid to (i) a foreign financial institution unless such foreign financial institution undertakes certain diligence and reporting and enters into an agreement with the IRS requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other requirements.

Although these rules as set forth in the Code apply to applicable payments made after December 31, 2012, the IRS has issued Treasury Regulations which specify that withholding on payments of dividends will commence on January 1, 2014, and withholding on payments of gross proceeds from the sale or other disposition of property that produce dividends will commence on January 1, 2017. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through the representative EarlyBirdCapital Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Shares
EarlyBirdCapital, Inc.	7,650,000
Sandler O’Neill & Partners, L.P.	7,650,000

Total	15,300,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 15,300,000 shares being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsors of an aggregate of 1,414,875 sponsors’ shares at a purchase price of $10.00 per share in an insider private placement simultaneously with the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 15,300,000 shares being offered to the public, other than those covered by the over-allotment option described below, if any of these shares are purchased.

EarlyBirdCapital, Inc. previously acted as an underwriter in the January 2006 initial public offering of Highbury. Sandler O’Neill & Partners, L.P. rendered two fairness opinions to Highbury, one relating to an exchange of equity and the other relating to Highbury’s April 2010 business combination with AMG. Additionally, EarlyBirdCapital, Inc. assisted Highbury in connection with the consummation of its business combination with AMG. Other than these relationships and in connection with this offering, there has been no previous material investment banking or commercial dealings between us or our affiliates and the underwriters.

We have been advised by the representative of the underwriters that the underwriters propose to offer the shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $         per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $         per share to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 2,295,000 additional shares at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares as the number of shares to be purchased by it in the above table bears to the total number of shares offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares to the underwriters to the extent the option is exercised. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered hereunder.

The underwriting discounts and commissions are 2.9% of the initial public offering price. We have paid to the underwriters a deposit of $50,000 to cover expenses actually anticipated to be incurred by the underwriters in connection with this offering. To the extent the offering does not proceed, the portion of the advance not used to pay expenses actually incurred will be returned to us. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Share	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$153,000,000	$175,950,000
Underwriting discount	$0.29	$4,437,000	$5,102,550

Proceeds before expenses(1)	$9.71	$148,563,000	$170,847,450

(1)	The offering expenses are estimated at $800,000, which are not reflected in the preceding table.

We have agreed to pay EarlyBirdCapital, Inc. an aggregate amount equal to 5% of the gross proceeds from the sale of the sponsors’ shares purchased by persons or entities introduced to us by EarlyBirdCapital, Inc. without the assistance of our sponsors and a lesser and mutually agreed upon commission on sponsors’ shares purchased by persons or entities introduced to us by EarlyBirdCapital, Inc. and our sponsors. Pursuant to this agreement we will pay EarlyBirdCapital, Inc. $148,000, or $170,200 if the over-allotment option is exercised in full, upon the sale of the sponsors’ shares, and we will pay an aggregate amount of $89,811, or $101,460 if the over-allotment option is exercised in full, upon the closing of our initial business combination. At our option, we may pay these deferred commissions in cash or in shares of our Class A Common Stock (based on a price of $10.50 per share). We have granted EarlyBirdCapital, Inc. registration rights with respect to such shares as described under the section “Shares Eligible for Future Sale — Registration Rights.”

We have also agreed to pay $15,000 to the underwriters’ counsel for its professional services rendered in registering this offering with FINRA and pay the underwriters for their expenses incurred in performing background checks of our officers and directors in an amount not to exceed $2,500 per individual.

We have engaged EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. to serve as our financial advisers in connection with our initial business combination. Pursuant to this arrangement, we anticipate such firms will assist us in negotiating and structuring the terms of our initial business combination, valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. If we consummate an initial business combination, we will pay them a cash advisory fee equal to 4% of the gross proceeds of this offering.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

Only one of our directors is a resident of Canada. All of our other directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Pricing of this Offering

Prior to this offering there has been no public market for our shares. The public offering price of the shares was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the shares include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our shares, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our shares. Specifically, the underwriters may over-allot shares in connection with this offering, thus creating a short sales position in our shares for their own account. A short sales position results when an underwriter sells more shares than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our shares, the underwriters may bid for, and purchase, shares in the open market. These transactions may be effected on Nasdaq or otherwise.

Additionally, the representative, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our shares may have the effect of raising or maintaining the market price of our shares or preventing or mitigating a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

We do not currently intend to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA. However, in the event that we acquire a FINRA member or an entity affiliated with a FINRA member in the future, we have confirmed for the underwriters that FINRA Rule 5121 would apply.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Bingham McCutchen LLP, New York, New York, is acting as our counsel in connection with the registration of our shares under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this offering. Graubard Miller, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of HF2 Financial Management Inc. (a company in the development stage) appearing in this Prospectus and Registration Statement have been audited by McGladrey LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to HF2 Financial Management Inc.’s ability to continue as a going concern), and are included in reliance upon such report and the authority of such firm as an experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

HF2 Financial Management Inc.

(A Company in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

HF2 Financial Management Inc.

We have audited the accompanying balance sheet of HF2 Financial Management Inc. (formerly H2 Financial Management Inc.) (a company in the development stage) (the “Company”) as of December 31, 2012 and the related statements of operations, stockholders’ equity, and cash flows for the period from October 5, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HF2 Financial Management Inc. (a company in the development stage), as of December 31, 2012, and the results of its operations and its cash flows for the period from October 5, 2012 (inception) through December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2012 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey LLP

McGladrey LLP

New York, NY

February 26, 2013

HF2 Financial Management Inc.

(a company in the development stage)

Balance Sheet

December 31, 2012
ASSETS
Current assets - cash	$98,990
Deferred offering costs	324,237

Total assets	$423,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$248,207
Accrued operating expenses	500
Notes payable to stockholders	150,000

Total current liabilities	398,707

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 4,255,000 shares issued and outstanding(1)	425
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding	20
Additional paid-in capital	24,575
Deficit accumulated during the development stage	(500)

Total Stockholders’ Equity	24,520

Total Liabilities and Stockholders’ Equity	$423,227

(1)	This number includes an aggregate of 555,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

HF2 Financial Management Inc.

(a company in the development stage)

Statement of Operations

For the period from October 5, 2012 (Inception) to December 31, 2012

Formation and operating expenses	$500

Net loss for the period	$(500)

Weighted average number of shares outstanding	4,255,000 (1)
Net loss per share	$(0.00)

(1)	This number includes an aggregate of 555,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

HF2 Financial Management Inc.

(a company in the development stage)

Statement of Stockholders’ Equity

For the period from October 5, 2012 (Inception) to December 31, 2012

	Common Stock			Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

	Shares		Amount
Issuance of Class B Common Stock to existing stockholders on December 3, 2012 at $0.000001 per share	20,000,000		$20	$—	$—	$20

Issuance of Class A Common Stock to existing stockholders on December 5, 2012 at $0.005875 per share	4,255,000	(1)	$425	$24,575	$—	$25,000

Net loss for the period					$(500)	$(500)

Balance at December 31, 2012	24,255,000		$445	$24,575	$(500)	$24,520

(1)	This number includes an aggregate of 555,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

HF2 Financial Management Inc.

(a company in the development stage)

Statement of Cash Flows

For the period from October 5, 2012 (Inception) to December 31, 2012

Cash flows from operating activities

Net loss	$(500)
Adjustments to reconcile net loss to net cash provided by operating activities
Increase in accrued expenses	500

Net cash provided by operating activities	—

Cash flows from financing activities

Proceeds from notes payable	150,000
Proceeds from issuance of Class A Common Stock	25,000
Proceeds from issuance of Class B Common Stock	20
Payment of deferred offering costs	(76,030)

Net cash provided by financing activities	98,990

Net increase in cash and balance of cash at end of period	$98,990

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$324,237

The accompanying notes are an integral part of the financial statements.

HF2 Financial Management Inc.

(a company in the development stage)

Notes to Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

HF2 Financial Management Inc. (formerly H2 Financial Management Inc.) (a company in the development stage) (the “Company”) is a Delaware corporation formed on October 5, 2012 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

At December 31, 2012, the Company had not yet commenced any operations. All activity through December 31, 2012 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 15,300,000 shares of Class A Common Stock (or 17,595,000 shares of Class A Common Stock if the underwriters’ over-allotment option is exercised in full) (“Public Shares”), at $10.00 per share (the “Proposed Public Offering”) and the sale of 1,414,875 shares of Class A Common Stock (the “Sponsors’ Shares”) at a price of $10.00 per share in a private placement to the Company’s initial stockholders (collectively, the “Sponsors”) (or the sale of 1,598,400 shares of Class A Common Stock if the underwriters’ over-allotment option is exercised in full). The Company will grant the underwriters a 45 day option to purchase up to 2,295,000 shares to cover over-allotments if any. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the Sponsors’ Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that $10.50 per Public Share sold in the Proposed Public Offering, including the proceeds of the private placement of the Sponsors’ Shares will be deposited in a trust account (“Trust Account”) and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s officers will agree that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not deposited in the trust account is estimated to be $1,113,750 regardless of whether the over-allotment option is exercised. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its income and other tax obligations and to pay for its working capital requirements in connection with searching for a Business Combination.

The Company has applied to have its shares listed on the Nasdaq Capital Market (“Nasdaq”). Pursuant to the Nasdaq listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance.

The Company will seek stockholder approval of any Business Combination at a meeting called for such purpose at which Public Stockholders (as defined below) may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and interest income). The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and a majority of the outstanding shares of the Company voted are voted in favor of the Business Combination. Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to 20% or more of the Public Shares without the Company’s prior written consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, each Public Stockholder seeking to exercise conversion rights will be required to certify whether such stockholder is acting in concert or as a group with any other stockholder. These certifications, together with any other information relating to stock ownership available at that time, will be the sole basis on which the above-referenced determination is made. If it is determined that a stockholder is acting in concert or as a group with any other stockholder, the stockholder will be notified of the determination and will be offered an opportunity to dispute the finding. The final determination as to whether a stockholder is acting in concert or as a group with any other stockholder will ultimately be made in good faith by the Company’s board of directors. In connection with any stockholder vote required to approve any Business Combination, the Sponsors will agree (1) to vote any of their respective Founders’ Shares, Sponsors Shares and any Public Shares they may acquire in the proposed public offering or the aftermarket in favor of the Business Combination and (2) not to convert any of their respective Founders’ Shares (as defined below) and Sponsors Shares.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the effective date of the registration statement for the Proposed Public Offering (or 24 months from the effective date of the registration statement for the Proposed Public Offering if the Company has executed a letter of intent, agreement in principle or a definitive agreement for a Business Combination within 18 months from the effective date of the registration statement for the Proposed Public Offering but the Business Combination has not been completed within such 18-month period). If the Company has not completed a Business Combination by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares held by the public stockholders of the Company’ (“Public Stockholders”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the trust account, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially $10.50 per share, plus any pro rata interest earned on the Trust Account not previously released to the Company).

Going Concern Consideration

At December 31, 2012, the Company had $98,990 in cash and a deficit in working capital of $299,717. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed above. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of financial instruments

The Company intends to carry its investments at fair value based on quoted market prices, a Level 1 input, which is defined by Accounting Standards Codification (ASC) “Fair Value Measurements and Disclosures” as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Net Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The Company does not have any dilutive securities outstanding. As such, basic net loss per share equals dilutive loss per share for the period. Shares of the Class B Common Stock have no economic rights, other than the right to be redeemed at par value upon liquidation. As such the Class B shares are not considered participating securities and therefore not included in the calculation of net loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company has recorded a deferred tax asset relating to expenses deferred for income tax purposes at December 31, 2012 amounting to $190 as well as an offsetting full valuation allowance as the Company is not currently generating income that will allow this asset to be realized. The Company’s effective tax rate differs from the statutory rate primarily due to the increase in the Company’s valuation allowance.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 5, 2012, the evaluation was performed for the tax year ended December 31, 2012, which is the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 5, 2012 (inception) through December 31, 2012. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Deferred Offering Costs

Deferred offering costs consist of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 4 — Notes Payable to Stockholders — Related Party

The Company issued an aggregate of $150,000 principal amount unsecured promissory notes on November 30, 2012. The notes are non-interest bearing and payable on the earliest to occur of (i) November 29, 2013, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Note 5 — Commitments and Contingencies

The Company will enter into an agreement with the underwriters of the Proposed Public Offering (“Underwriting Agreement”). The Underwriting Agreement will require the Company to pay an underwriting discount of 2.9% of the gross proceeds of the Proposed Public Offering as an underwriting discount. The Company will also engage EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as advisors and investment bankers in connection with a Business Combination, and will pay such firms a cash advisory fee of 4.0% of the gross proceeds of the Proposed Public Offering if the Company consummates a Business Combination. The Company has also agreed to pay EarlyBirdCapital, Inc. commission of $148,000, or $170,200 if the over-allotment option is exercised in full, upon the sale of the Sponsors’ Shares and deferred commissions of $89,811, or $101,460 if the over-allotment option is exercised in full. These deferred commissions will be paid upon the closing of the Company’s initial business combination. At its option, the Company may pay these commissions in cash or in shares of the Company’s Class A Common Stock based on a price of $10.50 per share (“Deferred Commission Shares”).

Commencing on the effective date of the registration statement for the Proposed Public Offering, the Company will receive general and administrative services including office space, utilities and secretarial support from Berkshire Capital, an affiliate of the Company’s officers and Chairman. The Company has agreed to pay

Berkshire Capital of a monthly fee of $10,000 for such services commencing on the effective date of the registration statement for the Proposed Public Offering. This arrangement will terminate upon completion of the Company’s Business Combination or the distribution of the Trust Account to the Public Stockholders.

The Sponsors have committed to purchase 1,414,875 Sponsors’ Shares at $10.00 per share (for an aggregate purchase price of $14,148,750) from the Company concurrently with the consummation of the Proposed Public Offering. The Sponsors have also agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from the Company a number of shares of Class A Common Stock at a price of $10.00 per share (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering in a private placement that will occur simultaneously with the consummation of the over-allotment option. All of the proceeds received from the Sponsors’ Shares purchases will be placed in the Trust Account. The Sponsors’ Shares are identical to the shares to be sold in the Proposed Public Offering. The Sponsors have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees), until 30 days after the completion of the Company’s Business Combination.

The Sponsors will be entitled to registration rights with respect to the Founders’ Shares and the Sponsors’ Shares, EarlyBirdCapital, Inc. will be entitled to registration rights with respect to the Deferred Commission Shares and the Sponsors and the Company’s officers, directors and Advisory Board members will be entitled to registration rights with respect to any shares they may be issued in payment of working capital loans made to the Company, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Sponsors’ Shares or shares issued in payment of working capital loans made to the Company or holders of Deferred Commission Shares are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Sponsors, the holders of shares issued in payment of working capital loans made to the Company or the holders of Deferred Commission Shares have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 6 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2012, there are no shares of preferred stock issued or outstanding.

Class A Common Stock

The Company is authorized to issue 180,000,000 shares of Class A Common Stock with a par value of $0.0001 per share.

In connection with the organization of the Company, on December 5, 2012, a total of 4,255,000 shares of the Company’s Class A Common Stock were sold to the Sponsors at a price of approximately $0.005875 per share for an aggregate of $25,000 (the “Founders’ Shares”). The Founders’ Shares include an aggregate of 555,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Class B Common Stock

The Company is authorized to issue 20,000,000 shares of Class B Common Stock with a par value of $0.000001 per share.

In connection with the organization of the Company, on December 3, 2012, a total of 20,000,000 shares of the Company’s Class B Common Stock were sold to our Chairman at a price of approximately $0.000001 per share for an aggregate of $20, which is the per share par value. Shares of Class B Common Stock are entitled to ten votes per share and vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of the Company’s common stock for a vote. Shares of Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon liquidation). Prior to the Company’s Business Combination and in connection with any vote on the Business Combination, the shares of Class B Common Stock will be voted on all matters presented to holders of the Company’s common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to the consummation of the Business Combination, holders of a majority of the shares of Class A Common Stock will control the vote on any matter submitted to stockholders for a vote. If the shares of Class B Common Stock remain outstanding following the consummation of the Business Combination, the holders of the Class B Common Stock will be entitled to vote the shares of Class B Common Stock in their own discretion.

Note 7 — Subsequent Events

On February 13, 2013, the Company changed its name from H2 Financial Management Inc. to HF2 Financial Management Inc. to avoid any potential confusion with other entities using similar versions of the “H2” name in their respective businesses.

On February 25, 2013, the Company repurchased 1,320,707 shares of the Company’s Class A Common Stock from certain of the Sponsors at the original sale price of approximately $0.005875 per share for an aggregate of $7,759. On the same date, the Company also sold 1,464,457 shares of the Company’s Class A Common Stock to certain existing and new Sponsors at the same price of approximately $0.005875 per share for an aggregate of $8,604. The Company consummated these transactions to facilitate investments by new Sponsors and to reallocate Founders’ Shares among existing Sponsors.

$153,000,000

HF2 Financial Management Inc.

15,300,000 Shares

EarlyBirdCapital, Inc.

Sandler O’Neill + Partners, L.P.

Preliminary Prospectus

                    , 2013

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when action as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Trustees’ fee	$1,000	(1)
SEC Registration Fee	24,000
FINRA filing fee	26,893
Accounting fees and expenses	40,000
Nasdaq listing fee	75,000
Printing and engraving expenses	40,000
Director & Officer liability insurance premiums	125,000	(2)
Legal fees and expenses	400,000
Miscellaneous	68,107	(3)

Total	$800,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company upon consummation of this offering approximately $18,000 for acting as trustee, as transfer agent of the registrant’s Class A Common Stock and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following its initial public offering and until it consummates a business combination or liquidates, as the case may be.
(3)	This amount represents additional expenses that may be incurred by the registrant in connection with its initial public offering over and above those specifically listed above.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VIII of our bylaws provides:

“Section 8.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VIII, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in 0 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of

Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.2. Right of Indemnitee to Bring Suit. If a claim under Section 8.10 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VIII or under the Delaware Law.

Section 8.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of Class A Common Stock without registration under the Securities Act:

In December 2012, we issued an aggregate of 4,255,000 shares of Class A Common Stock for $25,000 in cash, at a purchase price of approximately $.005875 per share, to Bulldog Investors, White Sand Investor Group, L.P., Broad Hollow Investors LLC, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, L.P., PanMar Capital llc, Sally H. Foote (trustee of the Foote Family Trust) and R. Bradley Forth. In February 2013, we repurchased an aggregate of 1,320,707 shares of Class A Common Stock for $7,759 in cash at a purchase price of $.005875 per share from these sponsors. In addition, in February 2013, we issued an aggregate of 1,464,457 shares of Class A Common Stock for $8,604 in cash, at a purchase price of approximately $.005875 per share, to Broad Hollow Investors LLC, Robert H. Zerbst, Joseph C. Canavan, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer, Dickinson Investments LLC and SC-NGU LLC. These shares of Class A Common Stock were sold to our sponsors in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as the shares were sold in offerings not involving any public offering. As of the date of this registration statement, our sponsors own the number of shares of Class A Common Stock set forth below.

Name	Number of Shares
Bulldog Investors	112,970
White Sand Investor Group, LP	30,000
Broad Hollow Investors LLC	570,897
Healey Associates LLC	352,149
Healey Family Foundation	352,149
Burke Family Trust	352,643
Parsifal Partners B, LP	293,869
PanMar Capital llc	58,774
Robert H. Zerbst	23,510
Joseph C. Canavan	70,529
Foote Family Trust	466,504
R. Bradley Forth	266,923
NAR Special Global, LLC	796,973
Thomas Maheras	132,829
Daniel T. Smythe	106,263
Ramnarain Jaigobind	66,414
Jeffrey J. Hodgman	26,566
Paul D. Schaeffer	26,566
Dickinson Investments LLC	13,283
SC-NGU LLC	13,283
Randall S. Yanker	265,656

On December 3, 2012, R. Bruce Cameron purchased an aggregate of 20,000,000 shares of Class B Common Stock for an aggregate purchase price of $20, or $0.000001 per share, which is the per share par value. These shares of Class B Common Stock were sold pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as the shares were sold in an offering not involving any public offering.

Our sponsors have committed to purchase from us 1,414,875 shares at $10.00 per share (for an aggregate purchase price of $14,148,750). Our sponsors also have agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per share the number of shares of Class A Common Stock (up to a maximum of 183,525 shares of Class A Common Stock) that is necessary to maintain in the trust account an amount equal to $10.50 per share sold to the public in this offering. These shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option. These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. The issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as the shares will be sold in an offering not involving any public offering.

No underwriting discounts or commissions were or will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Underwriting Agreement.**

1.2	Merger and Acquisition Agreement**

3.1	Amended Certificate of Incorporation.**

3.2	Form of Amended and Restated Certificate of Incorporation.

3.3	Amended By-Laws.**

4.1	Specimen Class A Common Stock Certificate.

4.2	Specimen Class B Common Stock Certificate.**

5.1	Opinion of Bingham McCutchen LLP.**

10.1.1	Form of Letter Agreement from R. Bruce Cameron.

10.1.2	Form of Letter Agreement from Richard S. Foote.

10.1.3	Form of Letter Agreement from R. Bradley Forth.

10.1.4	Form of Letter Agreement from Joseph C. Canavan.

10.1.5	Form of Letter Agreement from Oscar J. Junquera and PanMar Capital llc.

10.1.6	Form of Letter Agreement from Robert H. Zerbst.

10.1.7	Form of Letter Agreement from Broad Hollow LLC.

10.1.8	Form of Letter Agreement from Broad Hollow Investors LLC.

10.1.9	Form of Letter Agreement from Bulldog Investors.

10.1.10	Form of Letter Agreement from Burke Family Trust.

10.1.11	Form of Letter Agreement from Dickinson Investments LLC.

10.1.12	Form of Letter Agreement from Foote Family Trust.

10.1.13	Form of Letter Agreement from John C. Hagerty, Thomas J. Healey, Healey Associates LLC and Healey Family Foundation.

10.1.14	Form of Letter Agreement from Jeffrey J. Hodgman.

10.1.15	Form of Letter Agreement from Ramnarain Jaigobind.

10.1.16	Form of Letter Agreement from Thomas Maheras.

10.1.17	Form of Letter Agreement from NAR Special Global, LLC.

10.1.18	Form of Letter Agreement from Kenneth L. Rilander and Parsifal Partners B, LP.

10.1.19	Form of Letter Agreement from Paul D. Schaeffer.

10.1.20	Form of Letter Agreement from SC-NGU LLC.

10.1.21	Form of Letter Agreement from Daniel T. Smythe.

10.1.22	Form of Letter Agreement from White Sand Investor Group, LP.

10.1.23	Form of Letter Agreement from Randall S. Yanker.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.3	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and holders of Founders’ shares.**

10.4	Escrow Agreement among the Registrant, Bingham McCutchen LLP and holders of Sponsors’ shares.

10.5	Form of Promissory Note issued to each of Broad Hollow Investors LLC, Broad Hollow LLC, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc., NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC, Jeffrey J. Hodgman, Robert H. Zerbst and Joseph C. Canavan.**

10.6	Form of Registration Rights Agreement among the Registrant and the holders of Founders’ shares and Sponsors’ Shares.**

10.7	Form of Subscription Agreement between the Registrant and each of Bulldog Investors and White Sand Investor Group, LP.**

10.8	Form of Subscription Agreement between the Registrant and each of Broad Hollow Investors LLC, Broad Hollow LLC, Sally H. Foote, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, R. Bradley Forth, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC, Jeffrey J. Hodgman, Robert H. Zerbst and Joseph C. Canavan.**

10.9	Subscription Agreement between the Registrant and R. Bruce Cameron for the purchase of 20,000,000 shares of Class B Common Stock.**

10.10	Trust Agreement for the HF2 Class B Trust among the Registrant, Wilmington Trust, National Association and R. Bruce Cameron.**

10.11	Administrative Services Agreement between the Registrant and Berkshire Capital Securities.

10.12	Form of Right of First Review Agreement between the Registrant and Berkshire Capital Securities LLC, Broad Hollow Partners LLC, Broad Hollow Investors LLC, Broad Hollow LLC, R. Bruce Cameron, Richard S. Foote and R. Bradley Forth.**

10.13	Form of Non-Disclosure Agreement between Registrant and each of Thomas J. Healey, John C. Hagerty, Randall S. Yanker, T. Robert Burke and Kenneth L. Rilander.**

14	Code of Business Conduct and Ethics.

23.1	Consent of McGladrey LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Audit Committee Charter.

99.2	Nominating and Governance Committee Charter.

*	To be filed by amendment.
**	Previously filed.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to this offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of March, 2013.

HF2 FINANCIAL MANAGEMENT INC.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ R. Bruce Cameron	Chairman of the Board	March 18, 2013
R. Bruce Cameron

/s/ Richard S. Foote	President and Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2013
Richard S. Foote

/s/ R. Bradley Forth	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2013
R. Bradley Forth

* Joseph C. Canavan	Director	March 18, 2013

* Oscar J. Junquera	Director	March 18, 2013

* Robert H. Zerbst	Director	March 18, 2013

*By:	/s/ Richard S. Foote
Richard S. Foote as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement.**

1.2	Merger and Acquisition Agreement**

3.1	Amended Certificate of Incorporation.**

3.2	Form of Amended and Restated Certificate of Incorporation.

3.3	Amended By-Laws.**

4.1	Specimen Class A Common Stock Certificate.

4.2	Specimen Class B Common Stock Certificate.**

5.1	Opinion of Bingham McCutchen LLP.**

10.1.1	Form of Letter Agreement from R. Bruce Cameron.

10.1.2	Form of Letter Agreement from Richard S. Foote.

10.1.3	Form of Letter Agreement from R. Bradley Forth.

10.1.4	Form of Letter Agreement from Joseph C. Canavan.

10.1.5	Form of Letter Agreement from Oscar J. Junquera and PanMar Capital llc.

10.1.6	Form of Letter Agreement from Robert H. Zerbst.

10.1.7	Form of Letter Agreement from Broad Hollow LLC.

10.1.8	Form of Letter Agreement from Broad Hollow Investors LLC.

10.1.9	Form of Letter Agreement from Bulldog Investors.

10.1.10	Form of Letter Agreement from Burke Family Trust.

10.1.11	Form of Letter Agreement from Dickinson Investments LLC.

10.1.12	Form of Letter Agreement from Foote Family Trust.

10.1.13	Form of Letter Agreement from John C. Hagerty, Thomas J. Healey, Healey Associates LLC and Healey Family Foundation.

10.1.14	Form of Letter Agreement from Jeffrey J. Hodgman.

10.1.15	Form of Letter Agreement from Ramnarain Jaigobind.

10.1.16	Form of Letter Agreement from Thomas Maheras.

10.1.17	Form of Letter Agreement from NAR Special Global, LLC.

10.1.18	Form of Letter Agreement from Kenneth L. Rilander and Parsifal Partners B, LP.

10.1.19	Form of Letter Agreement from Paul D. Schaeffer.

10.1.20	Form of Letter Agreement from SC-NGU LLC.

10.1.21	Form of Letter Agreement from Daniel T. Smythe.

10.1.22	Form of Letter Agreement from White Sand Investor Group, LP.

10.1.23	Form of Letter Agreement from Randall S. Yanker.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.3	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and holders of Founders’ shares.**

10.4	Escrow Agreement among the Registrant, Bingham McCutchen LLP and holders of Sponsors’ shares.

10.5	Form of Promissory Note issued to each of Broad Hollow Investors LLC, Broad Hollow LLC, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc. NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC, Jeffrey J. Hodgman, Robert H. Zerbst and Joseph C. Canavan.**

10.6	Form of Registration Rights Agreement among the Registrant and the holders of Founders’ shares and Sponsors’ Shares.**

10.7	Form of Subscription Agreement between the Registrant and each of Bulldog Investors and White Sand Investor Group, LP.**

10.8	Form of Subscription Agreement between the Registrant and each of Broad Hollow Investors LLC, Broad Hollow LLC, Sally H. Foote, Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, Burke Family Trust, Parsifal Partners B, LP, PanMar Capital llc, R. Bradley Forth, NAR Special Global, LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Paul D. Schaeffer, Dickinson Investments LLC, SC-NGU LLC, Jeffrey J. Hodgman, Robert H. Zerbst and Joseph C. Canavan.**

10.9	Subscription Agreement between the Registrant and R. Bruce Cameron for the purchase of 20,000,000 shares of Class B Common Stock.**

10.10	Trust Agreement for the HF2 Class B Trust among the Registrant, Wilmington Trust National Association and R. Bruce Cameron.**

10.11	Administrative Services Agreement between the Registrant and Berkshire Capital Securities.

10.12	Form of Right of First Review Agreement between the Registrant and Berkshire Capital Securities LLC, Broad Hollow Partners LLC, Broad Hollow Investors LLC, Broad Hollow LLC, R. Bruce Cameron, Richard S. Foote and R. Bradley Forth.**

10.13	Form of Non-Disclosure Agreement between Registrant and each of Thomas J. Healey, John C. Hagerty, Randall S. Yanker, T. Robert Burke and Kenneth L. Rilander.**

14	Code of Business Conduct and Ethics.

23.1	Consent of McGladrey LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Audit Committee Charter.

99.2	Nominating and Governance Committee Charter.

*	To be filed by amendment.
**	Previously filed.